Filed Pursuant to Rule 424(b)(5)
File No. 333-191243

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee Previously Paid (1)
Common Stock, $0.01 par value per share	$305,550,000	$41,677.02(2)

(1)	Calculated in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act of 1933, as amended.
(2)	The shares registered hereunder were previously registered by Registration Statement on Form S-3 (File No. 333-181173) initially filed with the Securities and Exchange Commission on May 4, 2012, or the “Prior Registration Statement.” Shares having an aggregate offering price of $280,765,753.10 remain unsold. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the filing fee of $41,677.02 previously paid in connection with such securities will continue to be applied to the unsold securities registered hereunder. The offering of the unsold securities under the Prior Registration Statement will be deemed terminated upon the filing of this prospectus supplement.

Prospectus supplement

(To Prospectus dated September 18, 2013)

Up to 4,500,000 shares

Common stock

Mid-America Apartment Communities, Inc.

This prospectus supplement relates to separate distribution agreements that we entered into on February 25, 2013 with each of J.P. Morgan Securities LLC, BMO Capital Markets Corp., KeyBanc Capital Markets Inc. and UBS Securities LLC, or the “Agents,” and that we subsequently amended and restated on November 19, 2013. In accordance with the terms of the distribution agreements, we could initially offer and sell a total of up to 4,500,000 shares of our common stock from time to time through the Agents, as our sales agents, or directly to the Agents acting as principal. Of that amount, we have offered and sold 365,011 shares of our common stock as of the date of this prospectus supplement, pursuant to a prior Registration Statement on Form S-3 (File No. 333-181173) initially filed with the Securities and Exchange Commission on May 4, 2012 (including the prospectus contained therein) and a prospectus supplement dated February 25, 2013. Accordingly, as of the date of this prospectus supplement and pursuant to the current Registration Statement on Form S-3 (File Nos. 333-191243 and 333-191243-01) filed with the Securities and Exchange Commission on September 18, 2013, 4,134,989 shares of our common stock remain available for offer and sale pursuant to this prospectus supplement and the accompanying prospectus.

Sales, if any, of our common stock made through the Agents, as our sales agents, as contemplated by this prospectus supplement and the accompanying prospectus may be made by means of ordinary brokers’ transactions on the New York Stock Exchange, or the “NYSE,” at market prices or as otherwise agreed by us and the applicable Agent. We will pay each Agent a commission that will not exceed, but may be lower than, 2.0% of the gross sales price per share of our common stock sold through such Agent, as our sales agent, under the applicable distribution agreement.

None of the Agents is required to sell any specific number or dollar amount of shares of our common stock, but each Agent has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices, as our sales agent and on the terms and subject to the conditions of the applicable distribution agreement, to sell the shares offered on terms agreed upon by such Agent and us. The shares of our common stock offered and sold through the Agents, as our sales agents, pursuant to the distribution agreements will be offered and sold through only one Agent on any given day.

Under the terms of the distribution agreements, we may also sell shares of our common stock to any of the Agents, as principal, at a price per share to be agreed upon at the time of sale. If we sell shares to an Agent as principal, we will enter into a separate terms agreement with that Agent, and we will describe the public offering price, underwriting discount (which may exceed 2.0% of the public offering price) and other terms of the offering of those shares in a separate prospectus supplement.

Shares of our common stock are subject to certain restrictions on ownership and transfer intended to preserve our qualification as a real estate investment trust for federal income tax purposes. See “Supplemental description of capital stock—Certain matters of corporate governance—Ownership limitations” in this prospectus supplement.

Our common stock is listed on the NYSE under the symbol “MAA”. The last reported sale price of our common stock on the NYSE on November 18, 2013 was $62.40 per share.

Investing in our common stock involves risks. Before investing in our common stock, you should carefully read the discussion under the headings “Risk factors” beginning on page S-3 of this prospectus supplement and appearing on page 2 of the accompanying prospectus and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in the accompanying prospectus, and in the other reports and information that we file from time to time with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

J.P. Morgan

BMO Capital Markets

KeyBanc Capital Markets

UBS Investment Bank

November 19, 2013

Prospectus supplement

Page

About this prospectus supplement	S-i

Industry and market data	S-i

Prospectus supplement summary	S-1

Risk factors	S-3

Forward-looking statements	S-5

Use of proceeds	S-7

Supplemental description of capital stock	S-7

Additional U.S. federal income tax considerations	S-13

Plan of distribution	S-14

Legal matters	S-17

Experts	S-17

Incorporation of certain information by reference	S-18

Prospectus

Page

About this prospectus	1

Our company and operating partnership	1

Risk factors	2

Forward-looking statements	2

Consolidated ratio of earnings to combined fixed charges and preferred stock dividends and consolidated ratio of earnings to fixed charges	5

Use of proceeds	5

Description of capital stock	5

Description of depositary shares	12

Description of debt securities and guarantees	13

U.S. federal income tax considerations	35

Plan of distribution	36

Legal matters	37

Experts	37

Where you can find more information	38

Incorporation of certain information by reference	38

About this prospectus supplement

This prospectus supplement is part of a registration statement that Mid-America Apartment Communities, Inc. (referred to, together with (unless otherwise expressly stated or the context otherwise requires) its subsidiaries, as “Mid-America,” “we,” “us,” “our,” or the “Company”) and its subsidiary, Mid-America Apartments, L.P., which we refer to as the “Operating Partnership,” jointly filed with the Securities and Exchange Commission, or the “SEC,” on September 18, 2013, utilizing a “shelf” registration process. This document consists of two parts. The first part is this prospectus supplement, which adds to or updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about us. Any information contained in this prospectus supplement, the accompanying prospectus or any document incorporated by reference in the accompanying prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus supplement, in any free writing prospectus or subsequent prospectus supplement we may provide to you in connection with this offering or in any other document we subsequently file with the SEC that also is incorporated by reference in the accompanying prospectus modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be part of this prospectus supplement or the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus together with any free writing prospectus or subsequent prospectus supplement we may provide you in connection with this offering and the documents incorporated by reference in the accompanying prospectus as described under the heading “Incorporation of certain information by reference” and which may be obtained as described under the heading “Where you can find more information” in the accompanying prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus or subsequent prospectus supplement we may provide you in connection with this offering. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus or subsequent prospectus supplement we may provide you in connection with this offering or the documents incorporated by reference into the accompanying prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Industry and market data

In the documents incorporated and deemed to be incorporated by reference in the accompanying prospectus, we refer to information and statistics regarding, among other things, the industry, markets, submarkets and sectors in which we operate, apartment supply and demand, new apartment construction levels, demographic trends, interest rates and other economic data, competition from the conversion of condominiums and single-family homes to rental units, the market for Federal National Mortgage Association and Federal Home Loan Mortgage Corporation debt securities and the interest rates thereon. We obtained this information and these statistics from various third-party sources and our own internal estimates. We believe that these sources and estimates are reliable, but have not independently verified them and cannot guarantee their accuracy or completeness.

S-i

Prospectus supplement summary

The following summary highlights information more fully described elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information important to you. Before investing in shares of our common stock, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein, including the sections entitled “Risk factors” beginning on page S-3 of this prospectus supplement, appearing on page 2 of the accompanying prospectus and appearing in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in the accompanying prospectus. This summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus.

The company

Founded in 1994, Mid-America Apartment Communities, Inc. is a Memphis, Tennessee-based self-administered and self-managed real estate investment trust, or “REIT,” that focuses on acquiring, owning and operating apartment communities in the Sunbelt region of the United States. Effective October 1, 2013, an indirect, wholly-owned subsidiary of the Operating Partnership merged with and into Colonial Realty Limited Partnership, or “Colonial LP,” a Delaware limited partnership, which we refer to as the “partnership merger.” Immediately following the partnership merger, Colonial Properties Trust, or “Colonial,” an Alabama real estate investment trust, merged with and into us, which we refer to as the “parent merger.” The partnership merger and parent merger are collectively referred to as the “Merger” in this prospectus supplement. As of October 1, 2013, after giving effect to the Merger, we owned or owned interests in a total of 276 multifamily apartment communities comprising 83,001 apartments located in 14 states, including 5 communities comprising 1,444 apartments owned through our joint ventures. We also had 6 development multifamily apartment communities under construction totaling 1,731 units as of October 1, 2013, after giving effect to the Merger.

Our common stock is listed on the NYSE, trading under the symbol “MAA.” The common units of partnership interests, or the “common units,” in the Operating Partnership are not publicly traded. However, holders of common units in the Operating Partnership (other than us and our affiliates) may require the Operating Partnership to redeem their common units, in which case the Operating Partnership may, at its option, pay the redemption price either in cash (in an amount per common unit equal, in general, to the average closing price of our common stock on the NYSE over a specified period of time prior to the redemption date) or by delivering one share of our common stock (subject to adjustment under specified circumstances) for each common unit so redeemed.

Our corporate offices are located at 6584 Poplar Avenue, Memphis, Tennessee 38138, and our telephone number is (901) 682-6600.

The offering

The following summary contains basic information about the offering and is not intended to be complete. It does not contain all the information that is important to you. For more information on our common stock, you should read the section in this prospectus supplement entitled “Supplemental description of capital stock.”

Issuer	Mid-America Apartment Communities, Inc.

Common stock offered	Up to 4,500,000 shares of common stock, par value $0.01 per share. Of those shares, we have offered and sold 365,011 shares of our common stock. As such, as of the date of this prospectus supplement, 4,134,989 shares of our common stock remain available for offer and sale pursuant to this prospectus supplement and the accompanying prospectus.

Use of proceeds	We intend to contribute the net proceeds from any sales of common stock to the Operating Partnership, which will use the net proceeds for general corporate purposes, which may include, among other things, the acquisition and development of apartment communities, the improvement of apartment communities and the repayment of debt.

Restrictions on ownership	Shares of our common stock are subject to certain restrictions on ownership and transfer designed to preserve our qualification as a REIT for federal income tax purposes. See “Supplemental description of capital stock—Certain matters of corporate governance—Ownership limitations” in this prospectus supplement.

Risk factors	Your investment in our common stock involves substantial risks. In consultation with your financial, tax and legal advisors, you should carefully consider the matters discussed under the sections entitled “Risk factors” beginning on page S-3 of this prospectus supplement, appearing on page 2 of the accompanying prospectus and appearing in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in the accompanying prospectus.

Transfer Agent and Registrar	American Stock Transfer & Trust Company

NYSE symbol	“MAA”

Risk factors

Your investment in our common stock involves substantial risks. In consultation with your own financial, tax and legal advisers, you should carefully consider, among other matters, the risks and uncertainties set forth below, as well as the risks and uncertainties discussed under the captions “Risk factors” on page 2 of the accompanying prospectus and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into the accompanying prospectus, before deciding whether an investment in our common stock is suitable for you. Please also refer to the section in this prospectus supplement entitled “Forward-looking statements” for additional risks and uncertainties affecting us. If any of the risks contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus develop into actual events, our business, financial condition, results of operations and ability to pay dividends on our common stock could be materially adversely affected, the market price of our common stock could decline and you may lose all or part of your investment. Moreover, the risks and uncertainties described below and under the captions referred to above are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently believe are not material could also have a material adverse effect on our business, financial condition, results of operations and ability to pay dividends on our common stock.

Additional sales of our common stock may cause the market price to fall.

We may issue from time to time additional shares of our common stock. Future issuances of shares of our common stock or the availability of shares for resale in the open market may adversely affect the market price of our common stock. Sales of substantial amounts of our common stock (including shares issued to our directors and officers), or the perception that these sales could occur, may adversely affect the prevailing market price of our common stock or impair our ability to raise additional capital through the sale of our common stock or other equity securities. We are not restricted from issuing additional shares of common stock up to the maximum number of shares authorized by our charter, nor are we restricted from issuing securities which are convertible into or exchangeable for our common stock.

In addition, the Operating Partnership has outstanding common units, and, in connection with acquisitions of properties or otherwise, the Operating Partnership may from time to time issue additional common units. We are the sole general partner of the Operating Partnership and, as of October 1, 2013, after giving effect to the Merger, we owned 74,661,743 common units, comprising a 94.6% general partnership interest in the Operating Partnership, while the remaining 4,276,586 outstanding common units were held by limited partners of the Operating Partnership. Holders of common units (other than us and our affiliates) may require the Operating Partnership to redeem their common units from time to time, in which case the Operating Partnership may, at its option, pay the redemption price either in cash (in an amount per common unit equal, in general, to the average closing price of our common stock on the NYSE over a specified period prior to the redemption date) or by delivering one share of our common stock (subject to adjustment under specified circumstances) for each common unit so redeemed. In addition, we have registered all of the 4,276,586 shares of our common stock which, as of October 1, 2013, were issuable upon redemption of common units held by the Operating Partnership’s limited partners under the Securities Act of 1933, as amended, or the “Securities Act,” so that those shares can be sold freely in the public markets. To the extent that additional common units are issued to limited partners of the Operating Partnership, we will likely register the additional shares of common stock issuable upon redemption of those common units under the Securities Act, so that those shares can also be sold in the public markets. If we issue shares of our common stock upon the redemption of common units in the Operating Partnership, sales of substantial amounts of such shares of our common stock, or the perception that these sales could occur, may adversely affect prevailing market prices for our common stock or may impair our ability to raise capital through the sale of our common stock or other equity securities.

Our management will have broad discretion with respect to the use of the proceeds of this offering.

Our management will have broad discretion as to the application of the net proceeds of this offering. You may not agree with the manner in which our management chooses to allocate and spend the net proceeds.

The payment of dividends on our common stock is subject to the discretion of our Board of Directors and our ability to pay dividends in the future is subject to limitations set forth in our debt instruments and may be subject to limitations under the terms of any preferred stock we may issue.

The declaration and payment of dividends and other distributions on our common stock is subject to the discretion of our Board of Directors and depends upon a broad range of factors, including our results of operations, financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986, as amended, or the “Code,” applicable legal requirements under Tennessee law and such other factors as our Board of Directors may from time to time deem relevant.

In that regard, our credit facilities and other debt obligations include covenants that directly and indirectly limit the amount of dividends we may pay on our common stock and in certain circumstances may prohibit us from paying dividends on our common stock. Other financing agreements that we enter into in the future may similarly limit our ability to pay, or, under certain circumstances, prohibit us from paying, dividends on our common stock. To the extent that any of these debt instruments prevents us from paying dividends on our common stock in the desired amount or prohibits us from paying those dividends altogether, we would be required to either seek a waiver from the applicable lenders or to refinance the applicable debt, and there can be no assurance that we would be able to do so. Although no shares of our preferred stock are outstanding as of the date of this prospectus supplement, we have issued preferred stock in the past and we expect that the terms of any preferred stock we may issue in the future would, in general and subject to possible limited exceptions, prohibit us from paying dividends on our common stock at any time when dividends on such preferred stock have not been paid in full. Any limitation or prohibition on the dividends payable on our common stock, whether as a result of provisions in debt instruments, preferred stock or otherwise, could have a material adverse effect on the market price of our common stock and could jeopardize our qualification as a REIT for U.S. federal income tax purposes.

Forward-looking statements

We consider portions of this prospectus supplement and the accompanying prospectus and certain information incorporated by reference into the accompanying prospectus, including information in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Trends” in our most recent Annual Report on Form 10-K and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Trends” in any subsequent Quarterly Reports on Form 10-Q, to contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, or the “Exchange Act,” with respect to our expectations for future periods. In addition, any free writing prospectus we prepare in connection with the offering of our common stock described herein may also contain forward-looking statements. Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future. Such forward-looking statements include, without limitation, statements concerning property acquisitions and dispositions, joint venture activity, development and renovation activity as well as other capital expenditures, capital raising activities, rent and expense growth, occupancy, financing activities and interest rate and other economic, business and demographic expectations and statements about the benefits of the Merger. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of operations, financial condition, performance or achievements to be materially different from the results of operations, financial conditions, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, unanticipated adverse business developments affecting us or our properties and adverse changes in the real estate markets and general and local economies and business conditions. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore such forward-looking statements included in this prospectus supplement, the accompanying prospectus, any free writing prospectus or any documents incorporated by reference herein may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus supplement, the accompanying prospectus, any free writing prospectus and any documents incorporated by reference herein, the inclusion and incorporation by reference of such information should not be regarded as a representation by us or any other person that the results of operations, financial condition, performance or achievements described in or implied by such statements or our objectives and plans will be achieved.

The following factors, among others, could cause our future results to differ materially from those expressed in the forward-looking statements:

•	inability to generate sufficient cash flows due to market conditions, changes in supply and/or demand, competition, uninsured losses, changes in tax and housing laws, or other factors;
•	difficulty in integrating Colonial’s operations, systems and personnel with ours;
•	failure of new acquisitions to achieve anticipated results or be efficiently integrated;
•	failure of development communities to be completed, if at all, on a timely basis or to lease-up as anticipated;
•	inability of a joint venture to perform as expected;
•	inability to acquire additional or dispose of existing apartment units on favorable economic terms;
•	unexpected capital needs;
•	increasing real estate taxes and insurance costs;
•	losses from catastrophes in excess of our insurance coverage;
•	inability to acquire funding through the capital markets;
•	the availability of credit, including mortgage financing, and the liquidity of the debt markets, including a material deterioration of the financial condition of the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation;

•	inability to replace financing with the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation should their investment in the multifamily industry decrease or cease to exist;
•	changes in interest rate levels, including that of variable rate debt, which is extensively used by us;
•	loss of hedge accounting treatment for interest rate swaps or interest rate caps;
•	the continuation of the good credit of our interest rate swap and cap providers;
•	inability to meet loan covenants;
•	significant decline in market value of real estate serving as collateral for mortgage obligations;
•	inability to pay required distributions to maintain our REIT status due to required debt payments or otherwise;
•	significant change in the mortgage financing market that would cause single-family housing, either as an owned or rental product, to become a more significant competitive product;
•	imposition of federal taxes if we fail to qualify as a REIT under the Code in any taxable year or foregone opportunities to ensure REIT status;
•	inability to attract and retain qualified personnel;
•	potential liability for environmental contamination;
•	adverse legislative or regulatory tax changes; and
•	litigation and compliance costs associated with laws requiring access for disabled persons.

You are advised to carefully read the sections of this prospectus supplement and the accompanying prospectus entitled “Risk factors” and the information under the captions “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in our most recent Annual Report filed on Form 10-K and under the captions “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in Part II under “Item 1A. Risk Factors” (or similar captions) in any subsequent Quarterly Reports on Form 10-Q, as well as the description of other risks and uncertainties affecting our business that appear in the documents incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus for a more in depth discussion of some of the risks to our business.

Use of proceeds

We intend to contribute the net proceeds from any sales of common stock to the Operating Partnership, which will use the net proceeds for general corporate purposes, which may include, among other things, the acquisition and development of apartment communities, the improvement of apartment communities and the repayment of debt.

Supplemental description of capital stock

The following is a summary of some of the terms of our capital stock, our amended and restated charter, as further amended, or our “charter,” and our second amended and restated bylaws, or our “bylaws,” and certain provisions of the Tennessee Business Corporation Act, as amended, or the “TBCA”. The following summary is not complete and is subject to, and qualified in its entirety by reference to, the provisions of our charter and bylaws, which have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part and may be obtained as described under “Where you can find more information” in the accompanying prospectus, and the terms and provisions of the TBCA. The information appearing below under the subcaptions “— Shares outstanding”, “— Common stock” and “— Certain matters of corporate governance” supersedes and replaces the information appearing under the captions “Description of Capital Stock — Shares Outstanding,” “Description of Capital Stock — Common Stock,” and “Description of Capital Stock — Certain Matters of Corporate Governance” in the accompanying prospectus. The information in this section also supersedes and replaces the description of common stock contained in our Registration Statement on Form 8-A filed on December 14, 1993, which is incorporated by reference in the accompanying prospectus.

Shares outstanding

As of October 1, 2013, after giving effect to the Merger, we had 74,661,743 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common stock

Holders of shares of our common stock are entitled to one vote per share on all matters to be voted on by our common shareholders and, subject to any preferential rights granted by our Board of Directors to any series of our preferred stock, are entitled to receive ratably such dividends as may be declared in respect of the common stock by our Board of Directors in its discretion from funds legally available therefor. In the event of our liquidation, dissolution or winding-up, holders of our common stock are entitled to share ratably in all assets remaining after payment of all of our debts and other liabilities and any liquidation preference payable on our then-outstanding preferred stock. Holders of our common stock have no preferential, subscription, redemption, conversion, exchange, sinking fund or preemptive rights. Subject to the voting rights, if any, of any preferred stock outstanding at the time of a shareholder vote, action on a matter submitted for shareholder approval at a shareholders’ meeting (other than the election of directors) is generally approved if the votes cast by the holders of our common stock in favor of the action exceed the votes cast opposing the action, while directors are elected by a plurality of the votes cast by the shares of our common stock entitled to vote in the election. Holders of our common stock do not have cumulative voting rights in the election of our directors. This means that the holders of a majority of the outstanding shares of our common stock will generally be entitled, subject to the rights, if any, of any preferred stock outstanding at any time to vote in the election of directors, to elect all of our directors standing for election. The outstanding shares of our common stock are fully paid and nonassessable.

Shares of our common stock are subject to restrictions on ownership and transfer designed to preserve our qualification as a REIT for U.S. federal income tax purposes. See “—Certain matters of corporate governance—Ownership limitations” below.

Certain matters of corporate governance

Charter and bylaw provisions

The TBCA and our charter and our bylaws govern shareholders’ rights and related matters. Certain provisions of our charter and bylaws, which are described below, may make it more difficult to change the composition of the Board of Directors and may discourage or make more difficult any attempt by a person or group to obtain control of us.

Voting requirement

Under the TBCA, our charter generally may not be amended without shareholder approval. Except as provided below and subject to the voting rights, if any, of any preferred stock outstanding at the time of a shareholder vote, any amendment to our charter submitted for shareholder approval at a shareholders’ meeting is generally approved if the number of votes cast in favor of the amendment exceeds the number of votes cast against the amendment. Additionally, our charter provides that we cannot take any action intended to terminate our qualification as a REIT without the affirmative vote of at least two-thirds of the outstanding shares of common stock.

Under the TBCA, our common shareholders may amend our bylaws if the number of votes cast in favor of the amendment exceeds the number of votes cast against the amendment. Additionally, our Board of Directors may amend our bylaws upon the affirmative vote of a majority of the directors then in office, unless a bylaw provision approved by our shareholders expressly provides that any such bylaw may not be amended or repealed by our Board of Directors or unless the TBCA or our charter otherwise provides.

Special meetings

Under our bylaws, shareholders may require us to call special meetings of the shareholders only if such shareholders hold outstanding shares representing more than 10% of all votes entitled to be cast at any such special meeting.

Advance notice of director nominations and new business

Our bylaws provide that with respect to an annual meeting of shareholders, nominations of persons for election to our Board of Directors and the proposal of other business to be considered by shareholders may be made only (i) by or at the direction of our Board of Directors or (ii) by any shareholder who (A) was a shareholder of record at the time of giving the notice as provided for in our bylaws and at the time of the annual meeting, (B) is entitled to vote at the meeting, and (C) has complied with the advance notice procedures set forth in our bylaws. In addition, with respect to any special meeting of shareholders at which directors are to be elected, nominations of persons for election to our Board of Directors may be made only (i) by or at the direction of our Board of Directors or (ii) by any shareholder who (A) was a shareholder of record at the time of giving the notice as provided for in our bylaws and at the time of the special meeting, (B) is entitled to vote at the meeting, and (C) has complied with the advance notice procedures set forth in our bylaws.

The advance notice provisions of our bylaws could have the effect of discouraging a takeover or other transaction in which holders of our common stock might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interests.

Limitation of directors’ liability

Our charter eliminates, subject to certain exceptions, the personal liability of a director to us or our shareholders for monetary damages for breaches of such director’s fiduciary duty as a director. Our charter does not provide for the elimination of or any limitation on the personal liability of a director for:

•	any breach of a director’s duty of loyalty to us or our shareholders;

•	acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; or

•	unlawful corporate distributions.

Removal of directors

Our bylaws provide that shareholders may remove any director, with or without cause, at any time, if the votes cast in favor of the removal exceed the votes cast in opposition to removal at a special meeting called for that purpose. In addition, any director may be removed for cause, at any time, by a majority vote of the entire Board of Directors at a meeting called for that purpose.

Tennessee anti-takeover statutes

In addition to certain of our charter and bylaws provisions discussed above and below, Tennessee has adopted a series of statutes which can have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for our common stock.

Under the Tennessee Investor Protection Act, unless a company’s board of directors has recommended a takeover offer to shareholders, no offeror beneficially owning five percent or more of any class of equity securities of the offeree company, any of which was purchased within one year prior to the proposed takeover offer (unless the offeror, before making such purchase, has made a public announcement of its intention with respect to changing or influencing the management or control of the offeree company, has made a full, fair and effective disclosure of such intention to the person from whom the offeror intends to acquire such securities and has filed with the Tennessee Commissioner of Commerce and Insurance, or the “Commissioner,” and the offeree company a statement signifying such intentions and containing such additional information as the Commissioner by rule prescribes), may offer to acquire any class of equity security of an offeree company pursuant to a tender offer if after the acquisition thereof the offeror would be directly or indirectly a beneficial owner of more than 10% of any class of outstanding equity securities of the offeree company, or a “Takeover Offer.” Such an offeror must provide that any equity securities of an offeree company deposited or tendered pursuant to a Takeover Offer may be withdrawn by an offeree at any time within seven days from the date the offer has become effective following filing with the Commissioner and the offeree company and public announcement of the terms or after 60 days from the date the offer has become effective. If an offeror makes a Takeover Offer for less than all the outstanding equity securities of any class, and if the number of securities tendered is greater than the number the offeror has offered to accept and pay for, the securities shall be accepted pro rata. If an offeror varies the terms of a Takeover Offer before its expiration date by increasing the consideration offered to the offeree, the offeror shall pay the increased consideration for all equity securities accepted, whether accepted before or after the variation in the terms of the offer.

Under the TBCA, subject to certain exceptions, no Tennessee corporation may engage in any “business combination” with an “interested shareholder” for a period of five years following the date that such shareholder became an interested shareholder unless prior to such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder.

A “business combination” is defined by the TBCA as any:

•	merger or consolidation;

•	share exchange;

•	sale, lease, exchange, mortgage, pledge or other transfer of assets representing 10% or more of:

•	the aggregate market value of the corporation’s consolidated assets;

•	the aggregate market value of the corporation’s shares; or

•	the corporation’s consolidated net income;

•	issuance or transfer of shares by the corporation to the interested shareholder;

•	plan of liquidation or dissolution proposed by the interested shareholder;

•	transaction or recapitalization which increases the proportionate share of any outstanding voting securities owned or controlled by the interested shareholder; or

•	financing arrangement whereby any interested shareholder receives, directly or indirectly, a benefit except proportionately as a shareholder.

An “interested shareholder” is defined, in general, as:

•	any person that is the beneficial owner of 10% or more of the voting power of any class or series of outstanding voting stock of the corporation; or

•	an affiliate or associate of the corporation who at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of any class or series of the outstanding capital stock of the corporation.

Consummation of a business combination that is subject to the five-year moratorium is permitted after such period when the transaction complies with all applicable charter and bylaw requirements and either (i) is approved by the holders of two-thirds of the voting stock not beneficially owned by the interested shareholder, or (ii) meets certain fair price criteria.

The Tennessee Greenmail Act prohibits a Tennessee corporation from purchasing, directly or indirectly, any of its shares at a price above the market value of such shares (defined as the average of the highest and lowest closing market price for such shares during the 30 trading days preceding the purchase and sale or the 30 trading days preceding the commencement of a tender offer or announcement of an intention to seek control of the corporation if the seller of such shares has commenced a tender offer or announced an intention to seek control of the corporation) from any person who holds more than three percent of the class of securities to be purchased if such person has held such shares for less than two years, unless the purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued by such corporation or the corporation makes an offer, of at least equal value per share, to all holders of shares of such class.

Ownership limitations

For us to qualify as a REIT under the Code, among other things, no more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer shareholders (as defined in the Code to include certain entities) during the last half of a taxable year, and such capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. To ensure that we continue to meet the requirements for qualification as a REIT, our charter provides, subject to certain limited exceptions, that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.9% of the outstanding shares of our capital stock, both common and preferred, which we refer to as the “Ownership Limit.” All shares of our capital stock which any person has the right to acquire upon exercise of outstanding rights, options or warrants, or upon conversion of convertible securities, shall be considered for purposes of determining the Ownership Limit if inclusion of those shares would cause such person to violate the Ownership Limit. Our Board of Directors may exempt from the Ownership Limit ownership or transfer of shares of our capital stock while owned by or transferred to a person who has provided evidence and assurances acceptable to our Board of Directors that our qualification as a REIT under the Code would not be jeopardized thereby. Absent such an exemption, any transfer of our capital stock that would result in direct or indirect ownership of capital stock by a shareholder in excess of the Ownership Limit or that would result in our disqualification as a REIT under the Code, including any transfer that results in the capital stock being owned by fewer than 100 persons or results in our being “closely held” within the meaning of section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the capital stock. If our Board of Directors at any time determines that a transaction has taken place, or that any person intends to acquire shares of our capital stock, in violation of the restrictions described in the immediately preceding sentence, our Board of Directors may take such action as it deems advisable to refuse to give effect to or to prevent such transaction, including refusing to give effect to any such transfer on our stock transfer books.

If, notwithstanding the foregoing restrictions on transfer, any person acquires shares of our capital stock in excess of the Ownership Limit, such shares shall be deemed “Excess Shares” held by such holder as agent on behalf of, and in trust for the exclusive benefit of, the transferees (which may include us) to whom such capital stock may be ultimately transferred without violating the Ownership Limit. While the Excess Shares are held in trust, the holder thereof will not be entitled to vote the Excess Shares or to receive dividends or other distributions on the Excess Shares.

Within six months after receiving notice of a transfer that results in shares of our capital stock being deemed Excess Shares, our Board of Directors shall either direct the holder to sell the Excess Shares or shall redeem the Excess Shares. If our Board of Directors directs a holder of Excess Shares to sell such Excess Shares, such holder shall pay us out of the proceeds of such sale all expenses incurred by us in connection with such sale plus any remaining amount of such proceeds that exceeds that amount paid by such holder for the Excess Shares.

If our Board of Directors determines to redeem the Excess Shares, we will pay the holder a redemption price equal to the lesser of (a) the principal price paid for the Excess Shares by the holder, (b) a price per Excess Share equal to the market price (as determined in the manner set forth in our charter) of the applicable capital stock, (c) the market price (as so determined) on the date such holder would, but for the restrictions on transfers set forth in our charter, be deemed to have acquired ownership of the Excess Shares and (d) the maximum price allowed under the Tennessee Greenmail Act described above under “—Tennessee Anti-Takeover Statutes” (such price being the average of the highest and lowest closing market price for the Excess Shares during the 30 trading days preceding the purchase of such Excess Shares or, if the holder of such Excess Shares has commenced a tender offer or has announced an intention to seek control of us, during the 30 trading days preceding the commencement of such tender offer or the making of such announcement). The redemption price may be paid, at our option, by delivering to the holder of the Excess Shares one common unit (subject to adjustment from time to time in the event of, among other things, stock splits, stock dividends or recapitalizations affecting our common stock or certain mergers, consolidations or asset transfers by us) issued by the Operating Partnership for each Excess Share being redeemed.

Each shareholder shall upon demand be required to provide us with an affidavit setting forth any information with respect to its direct, indirect, constructive and beneficial ownership of our capital stock as our Board of Directors deems necessary to comply with the provisions of the Code applicable to REITs or to determine any such compliance. A person planning to acquire capital stock in excess of the Ownership Limit is also required to provide us with a similar affidavit at least 15 days prior to the proposed acquisition. Each such affidavit shall also include the information required to be filed by shareholders in reports pursuant to Section 13(d) of the Exchange Act.

The Ownership Limit may have the effect of precluding acquisition of control of us and could have the effect of discouraging a takeover or other transaction in which holders of common stock might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interests.

Additional U.S. federal income tax considerations

Investors should review the discussion appearing in Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on September 16, 2013, which is incorporated by reference in the accompanying prospectus, for a summary of material federal income tax consequences of the purchase, ownership and disposition of our common stock and our election to be taxed as a REIT for U.S. federal income tax purposes. The discussion in Exhibit 99.1 to the foregoing Current Report on Form 8-K is for general information only and does not constitute tax advice. It does not reflect every possible tax outcome or consequence that could result from owning our common stock or from our election to be taxed as a REIT. In addition, it does not reflect state, local or non-U.S. tax consequences that may apply to you based on your particular circumstances and residence. We advise you to consult your own tax advisors to determine the tax consequences particular to your situation, including any applicable state, local or foreign income and other tax consequences that may result from your ownership of our common stock. The discussion in Exhibit 99.1 to the foregoing Current Report on Form 8-K supersedes and replaces in its entirety the discussion appearing in Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on February 22, 2013.

Plan of distribution

We entered into separate distribution agreements on February 25, 2013 with each of J.P. Morgan Securities LLC, BMO Capital Markets Corp., KeyBanc Capital Markets Inc. and UBS Securities LLC, which we subsequently amended and restated on November 19, 2013. In accordance with the terms of the distribution agreements, we could initially offer and sell a total of up to 4,500,000 shares of our common stock from time to time through the Agents, as our sales agents, or directly to the Agents acting as principal. Of that amount, we have offered and sold 365,011 shares of our common stock as of the date of this prospectus supplement, pursuant to a prior Registration Statement on Form S-3 (File No. 333-181173) initially filed with the SEC on May 4, 2012 (including the prospectus contained therein) and a prospectus supplement dated February 25, 2013. Accordingly, as of the date of this prospectus supplement and pursuant to the current Registration Statement on Form S-3 (File Nos. 333-191243 and 333-191243-01) filed with the SEC on September 18, 2013, 4,134,989 shares of our common stock remain available for offer and sale pursuant to this prospectus supplement and the accompanying prospectus.

Sales, if any, of our common stock made through the Agents, as our sales agents, as contemplated by this prospectus supplement and the accompanying prospectus may be made by means of ordinary brokers’ transactions on the NYSE at market prices or as otherwise agreed by us and the applicable Agent.

None of the Agents is required to sell any specific number or dollar amount of shares of our common stock but each has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices, as our sales agent and on the terms and subject to the conditions of the applicable distribution agreement, to sell the shares offered on terms agreed upon by such Agent and us. If we elect to offer shares, we will instruct the applicable Agent as to the number of shares of common stock to be sold by it as our sales agent and the date or dates on which such shares are to be sold. We may instruct an Agent not to sell our common stock as our sales agent if the sales cannot be effected at or above a price designated by us. An Agent may decline to accept any such instructions that we may provide to it from time to time. The shares of our common stock offered and sold through the Agents, as our sales agents, pursuant to the distribution agreements will be offered and sold through only one Agent on any given day. We or any of the Agents may suspend the offering of common stock by such Agent, as our sales agent, upon notice to the other party.

If shares of our common stock are sold by any Agent, as our sales agent, in an at-the-market offering, that Agent has agreed to confirm to us in writing the number of shares sold on the applicable trading day and the related gross sales price and net sales price of those shares on the immediately following trading day. We will report at least quarterly the number of shares of common stock sold through the Agents, as our sales agents, under the distribution agreements and information concerning the proceeds from those sales.

The Agents will not engage in any transactions that stabilize or maintain the market price of our common stock in connection with any offers or sales of our common stock as our sales agents pursuant to the distribution agreements.

We will pay each Agent a commission that will not exceed, but may be lower than, 2.0% of the gross sales price per share of our common stock sold through such Agent, as our sales agent, under the applicable distribution agreement. The remaining sales proceeds, after deducting any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the shares, will be our net proceeds (before the expenses referred to in the next paragraph) from the sale of the common stock in the offering.

We estimate that the total expenses payable by us in connection with the establishment of the program to offer shares of our common stock described in this prospectus supplement, excluding commissions and any discounts payable to the Agents and any other deductions described in the paragraph above, will be approximately $325,000.

Under the terms of the distribution agreements, we may, if agreed to by the applicable Agent, also sell shares of our common stock to any of the Agents, as principal, at a price per share to be agreed upon at the time of sale. If we sell shares to an Agent as principal, we will enter into a separate terms agreement with that Agent and we will describe the public offering price, underwriting discount (which may exceed 2.0% of the public offering price) and other terms of the offering of those shares in a separate prospectus supplement. However, none of the Agents has any obligation to agree to purchase shares as principal or to enter into a terms agreement.

Settlement for sales of our common stock will occur on the third trading day (or on such other date as may be agreed upon by us and the applicable Agent) following the respective dates on which any such sales are made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The offering of shares of our common stock pursuant to the distribution agreements will terminate upon the earliest of (1) the sale of all of the shares of our common stock subject to the distribution agreements, (2) the termination of all of the distribution agreements by us or the Agents and (3) the third anniversary of the date of the distribution agreements. Any distribution agreement may be terminated either by us or the applicable Agent at any time and in the sole discretion of us or such Agent, as the case may be.

We have agreed to provide indemnification and contribution to the Agents against certain liabilities, including liabilities under the Securities Act.

We have determined that our common stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) of Regulation M. If an Agent or we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party has agreed to promptly notify the other party and sales of common stock under the distribution agreements will be suspended until that or other exemptive provisions have been satisfied in the judgment of the applicable Agents and us.

Selling restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of our common stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus, any free writing prospectus or any other offering material relating to us or our common stock where action for that purpose is required. Accordingly, our common stock may not be offered or sold, directly or indirectly, and neither this prospectus supplement, the accompanying prospectus, any free writing prospectus nor any other offering material or advertisements in connection with our common stock may be distributed or published in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Each of the Agents may arrange to sell the shares offered by this prospectus supplement and the accompanying prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

This prospectus supplement is not a prospectus for the purposes of the European Union’s Directive 2003/71/EC (and any amendments thereto) as implemented in Member States of the European Economic Area. Neither we nor the Agents have authorized, nor do we or they authorize, the making of any offer of the shares of common stock through any financial intermediary, other than offers made by Agents which constitute the final placement of the shares of common stock contemplated in this prospectus supplement.

European economic area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, or a “Relevant Member State,” with effect from and including the date on which the Prospectus

Directive is implemented in that Relevant Member State, or the “Relevant Implementation Date,” an offer of shares of common stock which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus to the public in that Relevant Member State may not be made, other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant Agent or Agents designated from time to time by us for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares of our common stock referred to in (a) through (c) above shall require us or any Agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares of common stock to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe to the shares of common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State; and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

The shares of common stock which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may only be offered:

(a)	where the applicable Agent has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or the “FSMA”) received by it in connection with the issue or sale of any common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	in compliance with all applicable provisions of the FSMA with respect to anything done by the applicable Agent in relation to the common stock in, from or otherwise involving the United Kingdom.

Other relationships

Affiliates of all of the Agents are lenders and, in some cases, agents, and some of the Agents are joint lead arrangers and/or joint book-running managers, under the Operating Partnership’s $500 million amended and restated credit agreement and $150 million term loan agreement. Net proceeds of this offering may be used to repay borrowings under the Operating Partnership’s credit agreement or term loan agreement. Because affiliates of all of the Agents are lenders under that credit agreement and term loan agreement, to the extent that net proceeds from this offering are applied to repay borrowings under either of those agreements, such affiliates will receive proceeds of this offering through the repayment of those borrowings. Likewise, in the event that any of the Agents and/or any of their respective affiliates has made or in the future makes any other loans to us or the Operating Partnership (including without limitation pursuant to any future loan or credit agreement) and any net proceeds of this offering are used to repay any such loans, such Agents and/or affiliates, as the case may be, will receive proceeds of this offering through the repayment of those loans. The aggregate amount of any such repayments received by any individual Agent or its affiliates may exceed 5% of the proceeds of this offering (not including the Agents’ discounts, and commissions, if any). Nonetheless, in accordance with Rule 5121 of the Financial Industry Regulatory Authority, Inc., or “FINRA”, the appointment of a qualified independent underwriter is not necessary in connection with this offering because, under FINRA Rule 5121, real estate investment trusts are excluded from that requirement.

In addition, some or all of the Agents and/or their respective affiliates have engaged in, and/or may in the future engage in, investment banking, commercial banking, financial advisory and other commercial and financial transactions and dealings with us and our subsidiaries, and some or all of the Agents have received and may in the future receive compensation in connection with those transactions and dealings.

In addition, in the ordinary course of their various business activities, the Agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of us or the Operating Partnership. The Agents and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Legal matters

The validity of the common stock offered hereby and certain other legal matters in connection with this offering will be passed upon for us by Baker, Donelson, Bearman, Caldwell & Berkowitz PC. Sidley Austin LLP, New York, New York, will act as counsel for the Agents.

Experts

The consolidated financial statements of Mid-America Apartment Communities, Inc. appearing in Mid-America Apartment Communities, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2012, including the schedule appearing therein, and the effectiveness of Mid-America Apartment Communities, Inc.’s internal control over financial reporting as of December 31, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated by reference in the accompanying prospectus. Such consolidated financial statements are incorporated therein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Mid-America Apartments, L.P. as of December 31, 2012 and 2011 and for the three years ended December 31, 2012 appearing in Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed with the SEC on March 22, 2013 and containing information relating to Mid-America Apartments, L.P. under items 8.01 and 9.01 of such form (being the first of two Current Reports on Form 8-K filed by Mid-America Apartment Communities, Inc. on such date), including the schedule appearing therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated by reference in the accompanying prospectus. Such consolidated financial statements are incorporated therein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The statements of revenues and certain operating expenses of certain acquired properties, appearing in Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed with the SEC on March 22, 2013 and containing information under items 2.01 and 9.01 of such form (being the second of two Current Reports on

Form 8-K filed by Mid-America Apartment Communities, Inc. on such date) have been audited by Watkins Uiberall, PLLC, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated in the accompanying prospectus by reference. Such statements of revenues and certain operating expenses are incorporated by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements and the related financial statement schedules of Colonial Properties Trust and Colonial Realty Limited Partnership as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012, incorporated in the accompanying prospectus by reference from Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K dated October 2, 2013, have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their reports, which are incorporated in the accompanying prospectus by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Incorporation of certain information by reference

As described in the accompanying prospectus under the caption, “Incorporation of certain information by reference,” we have incorporated by reference in the accompanying prospectus specified documents that we have filed or may file with the SEC. However, notwithstanding anything in this prospectus supplement or the accompanying prospectus to the contrary, no document, exhibit or information or portion thereof that we have “furnished” or may in the future “furnish” to (rather than “file” with) the SEC shall be incorporated by reference into this prospectus supplement or the accompanying prospectus.

PROSPECTUS

Mid-America Apartment Communities, Inc.

Common Stock

Preferred Stock

Depositary Shares

Guarantees of Debt Securities

Mid-America Apartments, L.P.

Debt Securities

Mid-America Apartment Communities, Inc. may offer, from time to time:

•	shares of its common stock,

•	shares or fractional shares of its preferred stock in one or more series,

•	depositary shares representing fractional interests in shares of its preferred stock, or

•	guarantees of the debt securities of Mid-America Apartments, L.P. under this prospectus.

Mid-America Apartments, L.P. may offer, from time to time, its debt securities in one or more series.

We refer to the common stock, preferred stock, depositary shares, guarantees and debt securities that may be offered pursuant to this prospectus and any accompanying prospectus supplement as, collectively, the “securities.” We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus. We may also offer securities that are convertible into, or exchangeable or exercisable for, other securities.

The specific terms of the securities we are offering and the specific manner in which they may be offered will be described in a prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest in the securities. The applicable prospectus supplement also will contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement.

We may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers on a continuous or delayed basis. If any agents or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Our common stock is listed on the New York Stock Exchange, or the “NYSE,” under the trading symbol “MAA”. On September 16, 2013, the last reported sale price of our common shares on the NYSE was $62.44 per share.

INVESTING IN OUR SECURITIES INVOLVES RISK, YOU SHOULD CONSIDER THE RISKS DISCUSSED IN “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS BEFORE YOU INVEST IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 18, 2013

You should rely only on the information included or incorporated by reference in this prospectus and the applicable prospectus supplement and, if applicable, any free writing prospectus we may prepare in connection with an offering of the securities. We have not authorized anyone to provide you with different or additional information, and, if anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where or to any person to whom the offer or sale of these securities is not permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus we may prepare in connection with an offering of the securities is accurate only as of the date of such document, and you should assume that the information appearing in any document incorporated or deemed to be incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate only as of the date such document was filed with the Securities and Exchange Commission. Our business, financial condition, results of operations and prospects may have changed since those dates.

In the documents incorporated and deemed to be incorporated by reference in this prospectus, we refer to information and statistics regarding, among other things, the industry, markets, submarkets and sectors in which we operate, which may include information regarding, among other things, apartment supply and demand, new apartment construction and permitting levels, demographic trends, interest rates and other economic data, competition from the conversion of condominiums and single-family homes to rental units, the market for Federal National Mortgage Association and Federal Home Loan Mortgage Corporation debt securities and the interest rates thereon. We obtained this information and these statistics from various third-party sources and our own internal estimates. We believe that these sources and estimates are reliable. However, this information and these statistics are subject to assumptions, estimates and other uncertainties and we have not independently verified them and cannot guarantee their accuracy or completeness.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC”, utilizing a “shelf” registration process. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.

You should read carefully this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in the prospectus and any applicable prospectus supplement, which we have referred you to in “Incorporation of Certain Information by Reference” below, and any free writing prospectus we may provide you in connection with any offering of securities pursuant to this prospectus and any applicable prospectus supplement, before making an investment decision. Information incorporated by reference from filings that we make with the SEC after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

Unless otherwise expressly stated or the context otherwise requires, as used herein the term “MAA” refers to Mid-America Apartment Communities, Inc., a Tennessee corporation, and the term “MAALP” refers to Mid-America Apartments, L.P., a Tennessee limited partnership of which MAA is the sole general partner, in each case excluding their respective subsidiaries, the terms “company,” “we,” “us” and “our” refer to, collectively, MAA and MAALP and their subsidiaries, and the terms “our common stock,” “our preferred stock” and “our capital stock” refer to MAA’s common stock, MAA’s preferred stock and MAA’s capital stock, respectively.

OUR COMPANY AND OPERATING PARTNERSHIP

MAA is a Tennessee corporation that has elected to be taxed as a real estate investment trust, or “REIT,” under the Internal Revenue Code of 1986, as amended, or the “Code.” We own, acquire, renovate, develop and manage apartment communities in the Sunbelt region of the United States. As of June 30, 2013, we owned or owned interests in a total of 163 multifamily apartment communities comprising 49,017 apartments located in 13 states, including four communities comprising 1,156 apartments owned through MAA’s joint venture, Mid-America Multifamily Fund II, LLC. We also had two development multifamily apartment communities under construction totaling 564 units as of June 30, 2013.

MAA’s most significant asset is its ownership interest in MAALP, a Tennessee limited partnership, and MAA owns no material assets other than its ownership interest in MAALP and, prior to September 2013, a small number of apartment communities that MAA owned directly. In September 2013, MAA contributed all of its assets, with the exception of its ownership interest in MAALP and certain bank accounts held directly by MAA, to MAALP and MAA Arkansas REIT, LLC, a subsidiary of MAALP. As a result of this contribution, MAALP, together with its subsidiaries, holds substantially all of our consolidated assets and generates a substantial majority of our consolidated operating revenue. MAA is the sole general partner of MAALP and, as of June 30, 2013, owned 40,141,197 common units of partnership interest, or “common units,” in MAALP, which represented approximately 95.9% of the then outstanding partnership interests in MAALP.

MAA’s common stock is listed on the NYSE, trading under the symbol “MAA.” The common units of MAALP are not publicly traded. However, holders of common units in MAALP (other than MAA and its affiliates) may require MAALP to redeem their common units, in which case MAALP may, at its option, pay the redemption price either in cash (in an amount per common unit equal, in general, to the average closing price of our common stock on the NYSE over a specified period of time prior to the redemption date) or by delivering one share of MAA’s common stock (subject to adjustment under specified circumstances) for each common unit so redeemed.

MAA was incorporated in the state of Tennessee in 1993, and MAALP was formed in the state of Tennessee in 1993. MAA’s and MAALP’s principal executive offices are located at 6584 Poplar Avenue, Memphis, Tennessee 38138, and their telephone number is (901) 682-6600.

RISK FACTORS

An investment in our securities involves substantial risks. In consultation with your own financial, tax and legal advisors, you should carefully consider, among other matters, the risks and uncertainties discussed (a) under the captions “Risk Factors” in MAA’s most recent Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q and (b) under the captions “Risk Factors” in (1) MAA’s Current Report on Form 8-K filed with the SEC on March 22, 2013 and containing information relating to MAALP under items 8.01 and 9.01 of such form (being the first of two Current Reports on Form 8-K filed by MAA on such date), (2) MAA’s Current Report on Form 8-K filed with the SEC on May 23, 2013 and also containing information relating to MAALP, (3) MAA’s Current Report on Form 8-K filed with the SEC on August 2, 2013 and also containing information relating to MAALP, and (4) any subsequent Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K filed by MAA or MAALP to the extent incorporated by reference herein containing financial statements or other information relating to MAALP (the documents referred to in this clause (b) are hereinafter called, collectively, the “MAALP Reports”), all of which documents referred to in clauses (a) and (b) above are incorporated by reference herein to the extent provided under “Incorporation of Certain Information by Reference” below, as well as the risks and uncertainties discussed elsewhere in this prospectus and the documents incorporated by reference herein and discussed in the applicable prospectus supplement and any free writing prospectus we may prepare in connection with an offering of any of the securities described herein. Please also refer to the section in this prospectus entitled “Forward-Looking Statements” for additional risks and uncertainties affecting us. If any of the risks described in this prospectus, any document incorporated by reference herein or any such prospectus supplement or free writing prospectus occurs, our business, financial condition, results of operations and ability to pay dividends on our common stock and preferred stock and to pay the principal of and interest on our indebtedness and amounts due under our guarantees (including, without limitation, MAALP’s debt securities and any guarantees by MAA of such debt securities) could be materially adversely affected, the market or trading price of any of the securities described in this prospectus could decline and you may lose all or part of your investment. Moreover, these risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently believe are not material could also have a material adverse effect on our business, financial condition, results of operations and ability to pay dividends on our common stock and preferred stock and to pay the principal of and interest on our indebtedness and amounts due under our guarantees (including, without limitation, MAALP’s debt securities and any guarantees by MAA of such debt securities).

As used under the captions “Risk Factors” in MAA’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and in the MAALP Reports, references to MAA’s capital stock include both its common stock and any series of its preferred stock (including any preferred stock represented by depositary shares) and references to our indebtedness include MAALP’s debt securities, in each case unless otherwise expressly stated or the context otherwise requires.

FORWARD-LOOKING STATEMENTS

We consider portions of this prospectus and certain information incorporated by reference into this prospectus, including information in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Trends” in our most recent Annual Report on Form 10-K, “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Trends” in any subsequent Quarterly Reports on Form 10-Q and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Trends” in the MAALP Reports, to contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, or the “Exchange Act,” with respect to our expectations for future periods. In addition, any prospectus supplement or free writing prospectus we prepare in connection with an offering of any of the securities described herein may also contain forward-looking statements. Forward looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future. Such forward-looking statements include, without limitation, statements concerning property acquisitions and dispositions, joint venture activity, development and renovation activity as well as other capital expenditures, capital raising activities, rent and expense growth, occupancy, financing activities and interest rate and other economic, business and demographic expectations and statements about the benefits of MAA’s proposed merger with Colonial. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of operations, financial condition, performance or achievements to be materially different from the results of operations, financial conditions, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, unanticipated adverse business developments affecting us or our properties and adverse changes in the real estate markets and general and local economies and business conditions. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore such forward-looking statements included in this prospectus, any prospectus supplement, any free writing prospectus or any documents incorporated by reference herein may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, any prospectus supplement, any free writing prospectus and any documents incorporated by reference herein, the inclusion and incorporation by reference of such information should not be regarded as a representation by us or any other person that the results of operations, financial condition, performance or achievements described in or implied by such statements or our objectives and plans will be achieved.

The following factors, among others, could cause our future results to differ materially from those expressed in the forward-looking statements:

•	inability to generate sufficient cash flows due to market conditions, changes in supply and/or demand, competition, uninsured losses, changes in tax and housing laws, or other factors;

•	inability to consummate MAA’s proposed merger with Colonial and the timing of the closing of the merger;

•	failure of new acquisitions to achieve anticipated results or be efficiently integrated;

•	failure of development communities to be completed, if at all, on a timely basis or to lease-up as anticipated;

•	inability of a joint venture to perform as expected;

•	inability to acquire additional or dispose of existing apartment units on favorable economic terms;

•	unexpected capital needs;

•	increasing real estate taxes and insurance costs;

•	losses from catastrophes in excess of our insurance coverage;

•	inability to acquire funding through the capital markets;

•	the availability of credit, including mortgage financing, and the liquidity of the debt markets, including a material deterioration of the financial condition of the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation;

•	inability to replace financing with the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation should their investment in the multifamily industry decrease or cease to exist;

•	changes in interest rate levels, including that of variable rate debt, which is extensively used by us;

•	loss of hedge accounting treatment for interest rate swaps or interest rate caps;

•	the continuation of the good credit of our interest rate swap and cap providers;

•	inability to meet loan covenants;

•	significant decline in market value of real estate serving as collateral for mortgage obligations;

•	inability to pay required distributions to maintain MAA’s REIT status due to required debt payments or otherwise;

•	significant change in the mortgage financing market that would cause single-family housing, either as an owned or rental product, to become a more significant competitive product;

•	imposition of federal taxes if MAA failed or fails to qualify as a REIT under the Code in any taxable year or foregone opportunities to ensure REIT status;

•	inability to attract and retain qualified personnel;

•	potential liability for environmental contamination;

•	adverse legislative or regulatory tax changes; and

•	litigation and compliance costs associated with laws requiring access for disabled persons.

You are advised to carefully read the sections of this prospectus and any prospectus supplement entitled “Risk Factors” and the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in MAA’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and the MAALP Reports, as well as the description of other risks and uncertainties affecting our business that appear in the documents incorporated by reference in this prospectus and any related prospectus supplement or free writing prospectus for a more in depth discussion of some of the risks to our business.

MAA and MAALP have entered into an agreement and plan of merger, dated as of June 3, 2013, or the “Merger Agreement,” with Martha Merger Sub, LP, Colonial and Colonial Realty Limited Partnership, or “Colonial LP,” pursuant to which Colonial will merge with and into MAA, with MAA continuing as the surviving corporation, and Colonial LP will merge with a subsidiary of MAALP, with Colonial LP continuing as the surviving entity and as an indirect wholly-owned subsidiary of MAALP. Any description of the Merger Agreement that is included or incorporated by reference in this prospectus or any related prospectus supplement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which has been included as an exhibit to our Current Report on Form 8-K providing information under Items 1.01 and 9.01 of such form and filed with the SEC on June 3, 2013 (being the second of two Current Reports on Form 8-K that we filed with the SEC on that date), which report is incorporated into this prospectus and may be obtained as described below under “Where You Can Find More Information.” The Merger Agreement has been filed as an exhibit to such Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about us or Colonial. In particular, the assertions embodied in the representations and warranties in the Merger Agreement were made as of a specified date, are modified or qualified by information in confidential disclosure letters provided by each party to the other in connection with the signing of the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders or other investors, and may have been used for the purpose of allocating risk between the parties. Accordingly, you should not rely on the representations and warranties in the Merger Agreement, which representations and warranties do not purport to be characterizations of the actual state of facts about us or Colonial at the time they were made or otherwise and should only be read in conjunction with the other information included and incorporated by reference in this prospectus and any related prospectus supplement. Moreover, there can be no assurance that the mergers contemplated by the Merger Agreement will occur on the terms or by the date currently contemplated, or at all.

CONSOLIDATED RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND

PREFERRED STOCK DIVIDENDS AND

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The consolidated ratio of earnings to combined fixed charges and preferred stock dividends and the consolidated ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Six Months Ended June 30,	Years Ended December 31,
	2013	2012	2011	2010	2009	2008
Mid-America Apartment Communities, Inc.
Ratio of earnings to combined fixed charges and preferred stock dividends	2.1x	2.0x	1.6x	1.3x	1.2x	1.2x
Ratio of earnings to fixed charges	2.1x	2.0x	1.6x	1.5x	1.5x	1.5x
Mid-America Apartments, L.P.
Ratio of earnings to fixed charges	2.1x	2.0x	1.5x	1.3x	1.3x	1.4x

MAA did not have any shares of preferred stock outstanding during the years ended December 31, 2011 or 2012 or the six months ended June 30, 2013 and, as a result, MAA’s ratios of earnings to combined fixed charges and preferred stock dividends and its ratios of earnings to fixed charges for such periods are identical. For the purpose of calculating the consolidated ratio of earnings to combined fixed charges and preferred stock dividends and the consolidated ratio of earnings to fixed charges, earnings consist of income from continuing operations before loss (income) from investments in unconsolidated entities, plus fixed charges less preferred distribution requirements of consolidated subsidiaries and capitalized interest. Fixed charges consist of interest expense, capitalized interest, amortized premiums, discounts and capitalized expenses relating to debt and an estimate of the interest component of rent expense.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include, without limitation, the repayment of outstanding indebtedness, the development of properties, the acquisition of additional properties and other acquisition transactions as suitable opportunities arise, capital expenditures, redevelopment of and/or improvements to certain properties and working capital.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of some of the terms of MAA’s capital stock, the MAA charter, as amended, or the “MAA charter,” MAA’s amended and restated bylaws, or the “MAA bylaws,” and certain provisions of the Tennessee Business Corporation Act, or the “TBCA.” You should read the MAA charter and the MAA bylaws and the applicable provisions of the TBCA for complete information on MAA’s capital stock. The following summary is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the MAA charter, the MAA bylaws and the TCBA. To obtain copies of the MAA charter and the MAA bylaws, see “Where You Can Find More Information.”

The terms “we,” “us” and “our” as used in the following description of capital stock refer to MAA, excluding MAALP and MAA’s other subsidiaries, unless otherwise expressly stated or the context requires otherwise.

Shares Authorized

MAA’s authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share.

Shares Outstanding

As of June 30, 2013, MAA had 42,736,134 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Holders of shares of our common stock are entitled to one vote per share on all matters to be voted on by our common shareholders and, subject to any preferential rights granted by our board of directors to any series of our preferred stock, are entitled to receive ratably such dividends as may be declared in respect of our common stock by our board of directors in its discretion from funds legally available therefor. In the event of our liquidation, dissolution or winding-up, holders of our common stock are entitled to share ratably in all assets remaining after payment of all of our debts and other liabilities and any liquidation preference payable on our then-outstanding preferred stock. Holders of common stock have no preferential, subscription, redemption, conversion, exchange, sinking fund or preemptive rights. Subject to the voting rights, if any, of any preferred stock outstanding at the time of a shareholder vote, action on a matter submitted for shareholder approval at a shareholders’ meeting (other than the election of directors) is generally approved if the votes cast by the holders of our common stock in favor of the action exceed the votes cast opposing the action, while directors are elected by a plurality of the votes cast by the shares of our common stock entitled to vote in the election. Holders of our common stock do not have cumulative voting rights in the election of our directors. This means that the holders of a majority of the outstanding shares of our common stock will generally be entitled, subject to the rights, if any, of any of our preferred stock outstanding at any time to vote in the election of directors, to elect all of our directors standing for election. The outstanding shares of our common stock are fully paid and nonassessable.

Shares of our common stock are subject to restrictions on ownership and transfer designed to preserve our qualification as a REIT for U.S. federal income tax purposes. See “—Certain Matters of Corporate Governance — Ownership Limitations” below.

Preferred Stock

The following description of some of the terms of our preferred stock does not purport to be complete, and specific terms of any series of preferred stock offered by a prospectus supplement will be described in that prospectus supplement. The description set forth below is, and the description of the terms of any series of preferred stock set forth in the applicable prospectus supplement will be, subject to and qualified in its entirety by reference to the articles of amendment to the MAA charter establishing the terms of a particular series of our preferred stock, the form of which articles of amendment will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference herein and may be obtained as described below under “Where You Can Find More Information.”

Under the MAA charter, our board of directors is authorized, without shareholder action, to cause the issuance of up to 20,000,000 shares of our preferred stock, in such series, and with such preferences, dividend, conversion or other rights, voting powers, restrictions, qualifications or other provisions, as may be fixed by our board of directors. As a result, our board of directors may afford the holders of any series of preferred stock preferences, powers, and rights, economic, voting or otherwise, that may dilute or otherwise adversely affect the economic, voting and other rights of holders of our common stock and may also provide any series of preferred stock with preferences over our common stock as to dividends and the distribution of assets in the event of our liquidation, dissolution or winding-up.

For example, the terms of any series of preferred stock established by our board of directors may provide that no dividends may be declared or paid or other distributions made on our common stock, other than dividends payable in common stock, unless all accrued and unpaid dividends on such series of preferred stock have been paid or declared and set apart for payment. Likewise, the terms of any series of preferred stock may provide that, in the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of such series of preferred stock will be entitled to receive, out of our assets available for distribution to our shareholders, a liquidation preference provided for by the terms of such preferred stock, which may include accrued and unpaid dividends, before any distribution of our assets is made to holders of our common stock. In addition, the terms of any series of our preferred stock may give the holders thereof certain voting rights, which may include the right to elect additional directors to our board of directors in the event of certain dividend arrearages on such series of preferred stock.

Although no shares of our preferred stock are outstanding as of the date of this prospectus, we have from time to time in the past issued series of preferred stock and may do so again in the future. In particular, our board of directors has previously designated and established the terms of the following series of preferred stock:

•	2,000,000 shares of 9.5% Series A Cumulative Preferred Stock, of which no shares are outstanding;

•	2,156,250 shares of 8.875% Series B Cumulative Preferred Stock, of which no shares are outstanding;

•	2,000,000 shares of 9.375% Series C Cumulative Redeemable Preferred Stock, of which no shares are outstanding;

•	1,000,000 shares of 9.5% Series E Cumulative Redeemable Preferred Stock, of which no shares are outstanding;

•	3,000,000 shares of 9.25% Series F Cumulative Redeemable Preferred Stock, of which no shares are outstanding;

•	400,000 shares of 8.625% Series G Cumulative Redeemable Preferred Stock, of which no shares are outstanding; and

•	6,200,000 shares of 8.30% Series H Cumulative Redeemable Preferred Stock, of which no shares are outstanding.

We have redeemed or retired all of the shares of the preferred stock referred to in the foregoing bullet points. However, under Tennessee law, these shares, although no longer outstanding, are still allocated to the respective series referred to above and therefore cannot (absent an appropriate amendment to the MAA charter) be reissued except as a part of such series and with the dividend rate and other terms and provisions of such series previously established by our board of directors. Accordingly, as of the date of this prospectus, of the 20,000,000 shares of preferred stock that we are authorized to issue pursuant to the MAA charter, a total of 16,756,250 of those shares have been allocated to the respective series set forth in the bullet points above, leaving 3,243,750 shares of preferred stock that may be issued from time to time in such amounts and series and with such terms and provisions as may be established from time to time by our board of directors.

Any series of preferred stock that we offer pursuant to this prospectus and a related prospectus supplement will have such dividend, liquidation, redemption, conversion and voting rights, if any, as may be established by our board of directors for such series of preferred stock. Reference is made to the prospectus supplement relating to the particular series of preferred stock offered thereby for specific terms, including: (i) the title and liquidation preference per share of such preferred stock and the number of shares offered; (ii) the price at which such series will be offered to investors; (iii) the dividend rate (or method of calculation), the dates on which dividends shall be payable and whether such dividends will be cumulative or non-cumulative; (iv) any redemption or sinking fund provisions of such series; (v) any conversion provisions of such series; (vi) any voting rights of such series (in addition to any voting rights required by applicable law); and (vii) any other rights, preferences, privileges, limitations and restrictions of such series.

Under the TBCA, the affirmative vote of the holders of a majority of (x) the shares of each series of our preferred stock which are affected by a proposed amendment to the MAA charter, present in person or represented by proxy at the meeting and entitled to vote thereon, voting as a separate voting group, or (y) all shares of all series of our preferred stock, which are affected in the same or a substantially similar way by a proposed amendment to the MAA charter, present in person or represented by proxy at the meeting and entitled to vote thereon, voting together as a single voting group, will generally be required for: (i) any increase or decrease in the number of authorized shares of our preferred stock; (ii) any exchange or reclassification of shares of a class of our preferred stock into shares of another class of our capital stock; (iii) any exchange or reclassification of, or the creation of the right of exchange of, shares of a class of our capital stock into shares of a class of our preferred stock; (iv) any change in the designation, rights, preferences, or limitations of our preferred stock; (v) any change in the number of outstanding shares of our preferred stock into a different number of outstanding shares of our preferred stock; (vi) the authorization of any new class of our preferred stock, or an increase in the rights and preferences of an existing class of our preferred stock with subordinate or inferior rights into a class of our preferred stock, having rights or preferences with respect to distributions or dissolution that are prior, superior or substantially equal to any other class or classes of our preferred stock; (vii) the limitation or denial of an existing preemptive right of our preferred stock; (viii) the authorization and issuance of shares of a class of our preferred stock as a share dividend for another class of shares of our preferred stock; and (ix) the cancellation or any limitation on the rights to distributions or dividends that have accumulated but not yet been declared on our preferred stock. To the extent a proposed amendment to the MAA charter would create dissenters’ rights for the holders of our preferred stock under the TBCA, the affirmative vote of the holders of a majority of the outstanding shares of each series of our preferred stock entitled to vote thereon would be required to approve such amendment to the MAA charter.

Shares of our preferred stock are subject to restrictions on ownership and transfer designed and to preserve our qualification as a REIT for U.S. federal income tax purposes. See “—Certain Matters of Corporate Governance—Ownership Limitations” below.

Power to Issue Additional Shares of Common and Preferred Stock

Our board of directors may authorize the issuance and sale of additional shares of our common stock and shares of our preferred stock in one or more series and establish the terms of each additional series of preferred stock. These actions can generally be taken without action or approval by our shareholders, although in certain limited circumstances shareholder approval may be required by applicable law or rule of a stock exchange on which our capital stock may be listed or traded. Our board of directors may therefore cause the issuance of additional shares of our common stock, or one or more series of our preferred stock, that could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for our capital stock or that the holders of our capital stock otherwise believe to be in their best interest. Our issuance of additional shares of capital stock in the future could dilute the voting and other rights of shares held by existing shareholders.

Certain Matters of Corporate Governance

Charter and Bylaw Provisions. The TBCA and the MAA charter and MAA bylaws govern shareholders’ rights and related matters. Certain provisions of the MAA charter and MAA bylaws, which are described below, may make it more difficult to change the composition of our board of directors and may discourage or make more difficult any attempt by a person or group to obtain control of us.

Voting Requirements. Under the TBCA, the MAA charter generally may not be amended without shareholder approval. Except as provided below and subject to the voting rights, if any, of any preferred stock outstanding at the time of a shareholder vote, any amendment to the MAA charter submitted for shareholder approval at a shareholders’ meeting is generally approved if it receives the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote generally on the subject matter. Additionally, the MAA charter provides that our board of directors cannot take any action intended to terminate our qualification as a REIT without the affirmative vote of at least two-thirds of the outstanding shares of our common stock.

Under the TBCA, our common shareholders may amend the MAA bylaws if the number of votes cast in favor of the amendment exceeds the number of votes cast against the amendment. Additionally, our board of directors may amend the MAA bylaws upon the affirmative vote of a majority of the directors then in office, unless a bylaw provision approved by our shareholders expressly provides that such bylaw may not be amended or repealed by our board of directors or unless the TBCA or the MAA charter otherwise provides.

Under the TBCA, we cannot merge with and into another entity or sell all or substantially all of our assets unless such merger or sale is approved by a majority of the outstanding shares of our common stock.

Special Meetings. Under the MAA bylaws, shareholders may require us to call special meetings of the shareholders only if such shareholders hold outstanding shares representing more than 10% of all votes entitled to be cast at any such special meeting.

Advance Notice of Director Nominations and New Business. The MAA bylaws provide that with respect to an annual meeting of shareholders, nominations of persons for election to our board of directors and the proposal of other business to be considered by shareholders may be made only (i) by or at the direction of our board of directors or (ii) by any shareholder who (A) was a shareholder of record at the time of giving the notice as provided for in the the MAA bylaws and at the time of the annual meeting, (B) is entitled to vote at the meeting, and (C) has complied with the advance notice procedures set forth in the MAA bylaws. In addition, with respect to any special meeting of shareholders at which directors are to be elected, nominations of persons for election to our board of directors may be made only (i) by or at the direction of our board of directors or (ii) by any shareholder who (A) was a shareholder of record at the time of giving the notice as provided for in the MAA bylaws and at the time of the special meeting, (B) is entitled to vote at the meeting, and (C) has complied with the advance notice procedures set forth in the MAA bylaws.

The advance notice provisions of the MAA bylaws could have the effect of discouraging a takeover or other transaction in which holders of our capital stock might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interests.

Limitation of Director’s Liability. The MAA charter eliminates, subject to certain exceptions, the personal liability of a director to us or our shareholders for monetary damages for breaches of such director’s fiduciary duty as a director. The MAA charter does not provide for the elimination of or any limitation on the personal liability of a director for:

•	any breach of a director’s duty of loyalty to us or our shareholders;

•	acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; or

•	unlawful corporate distributions.

Removal of Directors. The MAA bylaws provide that shareholders may remove any director, with or without cause, but such removal requires the affirmative vote of holders of not less than 75% of all shares entitled to vote in the election of directors at a special meeting called for that purpose. This provision may make it more difficult for shareholders to remove directors.

Tennessee Anti-Takeover Statutes. In addition to certain of the MAA charter and bylaws provisions discussed above and below, Tennessee has adopted a series of statutes which can have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for our capital stock.

Under the Tennessee Investor Protection Act, unless a company’s board of directors has recommended a takeover offer to shareholders, no offeror beneficially owning five percent or more of any class of equity securities of the offeree company, any of which was purchased within one year prior to the proposed takeover offer (unless the offeror, before making such purchase, has made a public announcement of its intention with respect to changing or influencing the management or control of the offeree company, has made a full, fair and effective disclosure of such intention to the person from whom the offeror intends to acquire such securities and has filed with the Tennessee Commissioner of Commerce and Insurance, or the “Commissioner,” and the offeree company a statement signifying such intentions and containing such additional information as the Commissioner by rule prescribes), may offer to acquire any class of equity security of an offeree company pursuant to a tender offer if after the acquisition thereof the offeror would be directly or indirectly a beneficial owner of more than 10% of any class of outstanding equity securities of the offeree company, or a “Takeover Offer.” Such an offeror must provide that any equity securities of an offeree company deposited or tendered pursuant to a Takeover Offer may be withdrawn by an offeree at any time within seven days from the date the offer has become effective following filing with the Commissioner and the offeree company and public announcement of the terms or after 60 days from the date the offer has become effective. If an offeror makes a Takeover Offer for less than all the outstanding equity securities of any class, and if the number of securities tendered is greater than the number the offeror has offered to accept and pay for, the securities shall be accepted pro rata. If an offeror varies the terms of a Takeover Offer before its expiration date by increasing the consideration offered to offeree, the offeror shall pay the increased consideration for all equity securities accepted, whether accepted before or after the variation in the terms of the offer.

Under the Tennessee Business Combination Act, subject to certain exceptions, no Tennessee corporation may engage in any “business combination” with an “interested shareholder” for a period of five years following the date that such shareholder became an interested shareholder unless prior to such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder.

A “business combination” is defined by the Tennessee Business Combination Act as, in general, any:

•	merger or consolidation;

•	share exchange;

•	sale, lease, exchange, mortgage, pledge or other transfer of assets representing 10% or more of:

•	the aggregate market value of the corporation’s consolidated assets;

•	the aggregate market value of the corporation’s shares; or

•	the corporation’s consolidated net income;

•	issuance or transfer of shares by the corporation to the interested shareholder;

•	plan of liquidation or dissolution proposed by the interested shareholder;

•	transaction or recapitalization which increases the proportionate share of any outstanding voting securities owned or controlled by the interested shareholder; or

•	financing arrangement whereby any interested shareholder receives, directly or indirectly, a benefit except proportionately as a shareholder.

An “interested shareholder” is defined, in general, as:

•	any person that is the beneficial owner of 10% or more of the voting power of any class or series of outstanding voting stock of the corporation; or

•	an affiliate or associate of the corporation who at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of any class or series of the outstanding capital stock of the corporation.

Consummation of a business combination that is subject to the five-year moratorium is permitted after such period when the transaction complies with all applicable charter and bylaw requirements and either (i) is approved by the holders of two-thirds of the voting stock not beneficially owned by the interested shareholder, or (ii) meets certain fair price criteria.

The Tennessee Greenmail Act prohibits a Tennessee corporation from purchasing, directly or indirectly, any of its shares at a price above the market value of such shares (defined as the average of the highest and lowest closing market price for such shares during the 30 trading days preceding the purchase and sale or the 30 trading days preceding the commencement of a tender offer or announcement of an intention to seek control of the corporation if the seller of such shares has commenced a tender offer or announced an intention to seek control of the corporation) from any person who holds more than three percent of the class of securities to be purchased if such person has held such shares for less than two years, unless the purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued by such corporation or the corporation makes an offer, of at least equal value per share, to all holders of shares of such class.

Ownership Limitations. For us to qualify as a REIT under the Code, among other things, no more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer shareholders (as defined in the Code to include certain entities) during the last half of a taxable year, and such capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. To ensure that we continue to meet the requirements for qualification as a REIT, the MAA charter provides, subject to certain limited exceptions, that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.9% of the outstanding shares of our capital stock, both common and preferred, which is referred to as the “Ownership Limit.” All shares of our capital stock which any person has the right to acquire upon exercise of outstanding rights, options or warrants, or upon conversion of convertible securities, shall be considered for purposes of determining the Ownership Limit if inclusion of those shares would cause such person to violate the Ownership Limit. Our board of directors may exempt from the Ownership Limit ownership or transfer of shares of capital stock while owned by or transferred to a person who has provided evidence and assurances acceptable to our board of directors that our qualification as a REIT under the Code would not be jeopardized thereby. Absent such an exemption, any transfer of capital stock that would result in direct or indirect ownership of capital stock by a shareholder in excess of the Ownership Limit or that would result in our disqualification as a REIT under the Code, including any transfer that results in the capital stock being owned by fewer than 100 persons or results in our being “closely held” within the meaning of section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the capital stock. If our board of directors at any time determines that a transaction has taken place, or that any person intends to acquire shares of our capital stock, in violation of the restrictions described in the immediately preceding sentence, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transaction, including refusing to give effect to any such transfer on our stock transfer books.

If, notwithstanding the foregoing restrictions on transfer, any person acquires shares of our capital stock in excess of the Ownership Limit, such shares shall be deemed “Excess Shares” held by such holder as agent on behalf of, and in trust for the exclusive benefit of, the transferees (which may include us) to whom such capital stock may be ultimately transferred without violating the Ownership Limit. While the Excess Shares are held in trust, the holder thereof will not be entitled to vote the Excess Shares or to receive dividends or other distributions on the Excess Shares.

Within six months after receiving notice of a transfer that results in shares of our capital stock being deemed Excess Shares, our board of directors shall either direct the holder to sell the Excess Shares or shall redeem the Excess Shares. If our board of directors directs a holder of Excess Shares to sell such Excess Shares, such holder shall pay us out of the proceeds of such sale all expenses incurred by us in connection with such sale plus any remaining amount of such proceeds that exceeds that amount paid by such holder for the Excess Shares.

If our board of directors determines to redeem the Excess Shares, we will pay the holder a redemption price equal to the lesser of (a) the principal price paid for the Excess Shares by the holder, (b) a price per Excess Share equal to the market price (as determined in the manner set forth in the MAA charter) of the applicable capital stock, (c) the market price (as so determined) on the date such holder would, but for the restrictions on transfers set forth in the MAA charter, be deemed to have acquired ownership of the Excess Shares and (d) the maximum price allowed under the Tennessee Greenmail Act described above under “—Tennessee Anti-Takeover Statutes” (such price being the average of the highest and lowest closing market price for the Excess Shares during the 30 trading days preceding the purchase of such Excess Shares or, if the holder of such Excess Shares has commenced a tender offer or has announced an intention to seek control of us, during the 30 trading days preceding the commencement of such tender offer or the making of such announcement). The redemption price may be paid, at our option, by delivering to the holder of the Excess Shares one common unit (subject to adjustment from time to time in the event of, among other things, stock splits, stock dividends or recapitalizations affecting our common stock or certain mergers, consolidations or asset transfers by us) issued by MAALP for each Excess Share being redeemed. For certain information regarding the common units in MAALP, see “Our Company and Operating Partnership” above.

Each shareholder shall upon demand be required to provide us with an affidavit setting forth any information with respect to its direct, indirect, constructive and beneficial ownership of our capital stock as our board of directors deems necessary to comply with the provisions of the Code applicable to REITs or to determine any such compliance. A person planning to acquire capital stock in excess of the Ownership Limit is also required to provide us with a similar affidavit at least 15 days prior to the proposed acquisition. Each such affidavit shall also include the information required to be filed by shareholders in reports pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended.

The Ownership Limit may have the effect of precluding acquisition of control of us and could have the effect of discouraging a takeover or other transaction in which holders of our capital stock might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interests.

Transfer Agent

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, Brooklyn, New York.

DESCRIPTION OF DEPOSITARY SHARES

The terms “we,” “us” and “our” as used in the following description of depositary shares refer to MAA unless otherwise expressly stated or the context requires otherwise.

We may offer and sell depositary shares, each of which will represent a fractional interest in a share of a particular series of our preferred stock, as specified in the applicable prospectus supplement. Shares of our preferred stock of any series represented by depositary shares will be deposited under a separate deposit agreement that we will enter into with a bank or other financial institution that will be named in the applicable prospectus supplement, as depositary. Depositary shares will be represented by depositary receipts issued pursuant to the applicable deposit agreement. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt issued thereunder will be entitled, in proportion to the fraction of a share of preferred stock of the applicable series represented by the related depositary share, to the rights and preferences of, and will be subject to the limitations and restrictions on, the preferred stock represented by those depositary shares (including, if applicable and subject to certain exceptions and limitations, dividend, voting, conversion, redemption and liquidation rights, if any). Some of the other terms of the depositary shares offered by a prospectus supplement, as well as some of the terms of the related deposit agreement, will be described in the applicable prospectus supplement.

The applicable deposit agreement will contain restrictions on ownership and transfer of the depositary receipts issued thereunder and/or the related depositary shares that are intended to preserve our qualification as a REIT for U.S. federal income tax purposes.

Copies of the applicable form of deposit agreement and depositary receipt will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference herein and may be obtained as described below under “Where You Can Find More Information.” The statements in this prospectus relating to any deposit agreement, the depositary receipts to be issued thereunder and the related depositary shares are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The debt securities (“debt securities”) will be senior unsecured obligations of Mid-America Apartments, L.P., a Tennessee limited partnership (the “Operating Partnership”), issued in one or more series under an indenture (the “indenture”) to be entered into by the Operating Partnership, Mid-America Apartment Communities, Inc., a Tennessee corporation (the “Company” or the “Guarantor”), as guarantor, and U.S. Bank National Association, a national banking association, as trustee (the “trustee”). The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The terms of any series of debt securities will be those specified in the indenture, in the officer’s certificate or supplemental indenture, as the case may be, establishing the form and terms of the debt securities of such series and in the certificates evidencing the debt securities of such series (including, if applicable, the guarantees endorsed on those certificates) and those made part of the indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

When the Operating Partnership offers a series of debt securities, the Operating Partnership will describe the specific terms of the debt securities of that series in a prospectus supplement. The following description of some of the terms of the indenture and the debt securities and the related guarantees, if any, sets forth some of the general terms and provisions applicable to a series of debt securities and the related guarantees, if any, to which any prospectus supplement may relate. In addition, the prospectus supplement relating to a series of debt securities may indicate that some of the terms described under this caption “Description of Debt Securities and Guarantees” do not apply to the debt securities of such series or the related guarantees, if any, and may describe additional covenants or other terms that are applicable with respect to the debt securities of such series and the related guarantees, if any. If any terms of the indenture or the debt securities of a particular series or the related guarantees, if any, described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

The following description of some of the terms of the indenture and the debt securities and the related guarantees, if any, is not complete, and the description of some of the terms of a particular series of debt securities and the related guarantees, if any, and the indenture included in any prospectus supplement also will not be complete. The following description and the description in any prospectus supplement are qualified in their entirety by reference to all of the provisions of the indenture, the officer’s certificate or supplemental indenture, as the case may be, establishing the form and terms of a particular series of debt securities and the related guarantees, if any, and the certificates evidencing the debt securities of such series (including, if applicable, the guarantees endorsed on those certificates), which provisions, including defined terms, are incorporated by reference in this prospectus. You should review the form of the indenture, the officer’s certificate or supplemental indenture, as the case may be, establishing the form and terms of a particular series of debt securities and the form of certificate evidencing the debt securities of such series (including, if applicable, the form of guarantee endorsed on that certificate), which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated by reference in such registration statement. To obtain a copy of those documents, see “Where You Can Find More Information” in this prospectus.

When used in this section “Description of Debt Securities and Guarantees,” the term “Operating Partnership” means Mid-America Apartments, L.P., a Tennessee limited partnership, excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries; the terms “Company” and “Guarantor” mean Mid-America Apartment Communities, Inc., a Tennessee corporation, excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries; references to a “holder” of any debt security mean, in the case of a debt security in registered form, the person in whose name such debt security is registered in the security register maintained pursuant to the indenture and, in the case of any debt security in bearer form, the bearer thereof; and references to “$” or “dollars” mean U.S. dollars. Other capitalized terms used in this section “Description of Debt Securities and Guarantees” and not defined in this section have the respective meanings set forth in the indenture.

General

The debt securities may be issued from time to time in one or more series. The indenture does not limit the amount of debt securities that the Operating Partnership may issue under the indenture (subject to compliance with any financial covenants that may be included therein), and the indenture provides that the Operating Partnership may from time to time issue debt securities in one or more series under the indenture up to the aggregate amount authorized from time to time by the Operating Partnership.

The indenture further provides that the Operating Partnership may, without the consent of the holders of the debt securities of any series issued under the indenture, “re-open” any series of debt securities issued under the indenture and issue additional debt securities of such series from time to time, in which case the additional debt securities of such series shall be part of the same series of debt securities under the indenture as the previously issued debt securities of such series. This means that, in cases where the indenture provides that any action, consent or notice by the holders of the debt securities of such series is to be taken or given, as the case may be, by a specified percentage or all of the outstanding debt securities of such series, any additional debt securities of such series and the previously issued debt securities of such series shall act together as a single series for purposes of taking that action or giving that consent or notice.

The indenture provides that the Operating Partnership may, but need not, designate more than one trustee under the indenture, with each such trustee acting as trustee for one or more series of debt securities issued under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities issued under the indenture for which it acts as trustee, and a successor trustee may be appointed to act with respect to that or those series. If two or more persons are acting as trustee under the indenture, each trustee shall be the trustee of a trust under the indenture separate and apart from the trusts administered by any other trustee thereunder and, except as may otherwise be provided in the applicable prospectus supplement, any action taken by such a trustee may be taken by such trustee with respect to, and only with respect to, a series of debt securities for which it is trustee under the indenture.

The applicable prospectus supplement relating to a series of debt securities will describe some of the specific terms of those debt securities, which may include the following:

•	the title of that series of debt securities;

•	any limit on the aggregate principal amount of debt securities of that series, subject, unless otherwise expressly stated in the applicable prospectus supplement, to the right of the Operating Partnership to “re-open” that series and issue additional debt securities of that series as described above;

•	whether the debt securities of that series will be guaranteed by the Guarantor and/or any other person or persons and, if so, the terms of the guarantees if different from those in the indenture;

•	the price or prices at which debt securities of that series will be offered to investors;

•	the date or dates on which the principal of and premium, if any, on the debt securities of that series will be payable or the method or methods, if any, used to determine those dates;

•	the right, if any, to extend interest payment periods and the duration of any such deferral period;

•	the rate or rates, which may be fixed or variable, at which debt securities of that series will bear interest, if any, or the method or methods, if any, used to determine those rates;

•	the date or dates on which the interest, if any, on the debt securities of that series will begin to accrue, the date or dates on which interest, if any, will be payable and the record dates for the payment of interest;

•	the basis used to calculate interest, if any, on the debt securities of that series, if other than a 360-day year of twelve 30-day months;

•	the terms, if any, upon which the Operating Partnership may, at its option, redeem or may be required to redeem debt securities of that series;

•	the terms, if any, of any sinking fund or analogous provision for the debt securities of that series;

•	the terms, if any, upon which the debt securities of that series will be convertible into or exchangeable for Capital Stock or other securities or property;

•	if other than U.S. dollars, the currency investors will be required to use to purchase the debt securities of that series and the currency in which the Operating Partnership will be required to make payments on the debt securities of that series, and the ability, if any, of the Operating Partnership or the holders of debt securities of that series to have payments made in any other currency;

•	any additions to, or modifications or deletions of, any covenants, Events of Default (as defined below) or other terms or provisions of the indenture with respect to debt securities of that series or the related guarantees, if any (including, without limitation, if applicable, any such additions, modifications, deletions or other terms or provisions to provide for any guarantor or guarantors in addition to or in lieu of the Guarantor);

•	whether the debt securities of that series are to be issuable in registered form without coupons (“registered securities”) or bearer form with or without coupons (“bearer securities”) or both (unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued as registered securities), and whether all or any of the debt securities of that series will be issued in book-entry form evidenced by one or more global debt securities (“global debt securities”) and, if so, the identity of the depositary (the “depositary”) for such global debt securities;

•	whether and under what circumstances the Operating Partnership will be required to pay Additional Amounts on the debt securities of that series or the Guarantor will be required to pay Additional Amounts in respect of payments made under its guarantee, if any, of the debt securities of that series to certain non-U.S. persons in respect of certain taxes, assessments or other governmental charges and, if so, whether the Operating Partnership will have the option to redeem the debt securities of that series rather than paying (or the Guarantor paying, as the case may be) the Additional Amounts (unless otherwise specified in the applicable prospectus supplement, no Additional Amounts will be payable on the debt securities of any series or in respect of payments under the Guarantor’s guarantee, if any, of the debt securities of any series);

•	the person to whom interest, if any, on any registered security of that series will be payable, if other than the person in whose name such registered security is registered at the close of business on the applicable record date for the payment of that interest;

•	the manner in which, or the person to whom, any interest on any bearer security of that series will be payable, if other than upon presentation and surrender of the coupons relating to that bearer security;

•	the portion of the principal amount of the debt securities of that series which will be payable upon acceleration, if other than the full principal amount or, if applicable, the method by which such portion will be determined (unless otherwise expressly stated in the applicable prospectus supplement, 100% of the principal amount of the debt securities of each series will be payable upon acceleration thereof);

•	whether the amount of payments of principal of or premium, if any, on the debt securities of that series will be determined with reference to an index, formula or other method or methods (any such debt securities being referred to as “indexed securities”) and the manner in which those amounts will be determined; and

•	any other terms of the debt securities of that series, the related guarantees, if any, and the indenture, which other terms may modify, supplement or delete any of the terms described in this prospectus.

As used in this prospectus and any prospectus supplement relating to the debt securities of any series which provide for the payment of Additional Amounts by the Operating Partnership or the Guarantor, references to the payment of principal of and premium, if any, and interest, if any, on the debt securities of such series include the payment of Additional Amounts, if any, required by the terms of such series of debt securities to be paid by the Operating Partnership in that context, and references to amounts payable under the Guarantor’s guarantee, if any, of the debt securities of such series include the payment of Additional Amounts, if any, required by the terms of such guarantees to be paid by the Guarantor in that context.

Debt securities of any series may be issued as original issue discount securities to be sold at a substantial discount below their principal amount (“original issue discount securities”). In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Material U.S. federal income tax considerations applicable to original issue discount securities will be described in the applicable prospectus supplement. You are encouraged to consult with your own tax and financial advisors on these important matters.

If the purchase price of any debt securities is payable in a foreign currency or if the principal of, or premium, if any, or interest, if any, on any debt securities is payable in a foreign currency, the applicable foreign currency and any related terms of payment will be specified in the prospectus supplement relating to those debt securities.

The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other.

Registration, Transfer and Payment

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indenture, however, provides that the Operating Partnership may also issue debt securities of any series in bearer form only, or in both registered and bearer form.

Unless otherwise indicated in the applicable prospectus supplement, registered securities will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, and bearer securities will be issued in denominations of $5,000.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities of any series will be payable and may be surrendered for registration of transfer or exchange at an office or agency maintained by the Operating Partnership for those purposes, which initially will be an office of the trustee located in the Borough of Manhattan, The City of New York. However, the Operating Partnership, at its option, may make payments of interest on any registered security by check mailed to the person entitled to receive that payment at such person’s address set forth in the debt securities register or by wire transfer to an account maintained by the payee with a bank located in the United States of America; provided, that all payments made on global debt securities in registered form that are registered in the name of The Depository Trust Company (“DTC”), as depositary (or any successor depositary), or its nominee shall be made by wire transfer of immediately available funds unless otherwise required by DTC (or any such successor depositary). No service charge will be made for any registration of transfer, exchange or, if applicable, redemption of debt securities, or, if applicable, any conversion or exchange of debt securities for capital stock or other types of securities or property, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with that transaction.

Unless otherwise indicated in the applicable prospectus supplement, the Operating Partnership will not be required to:

•	issue, register the transfer of or exchange any debt securities of a series during a period beginning at the opening of business 15 days before any selection for redemption of debt securities of such series of like tenor and terms and ending at the close of business on the day of that selection;

•	register the transfer of or exchange any registered security, or portion of any registered security, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

•	exchange any bearer security called for redemption, except to exchange a bearer security for a registered security of the same series and of like tenor and terms that is simultaneously surrendered for redemption.

Guarantees

Unless otherwise expressly provided in the prospectus supplement relating to a series of debt securities, the debt securities of such series will not be guaranteed by the Guarantor. However, if the prospectus supplement relating to a series of debt securities provides that the debt securities of such series shall be guaranteed by the Guarantor, then the debt securities of such series will be guaranteed as described below.

The indenture will provide that, in the case of any series of debt securities that are guaranteed by the Guarantor, unless otherwise provided in the prospectus supplement relating to the debt securities of such series, the Guarantor will guarantee that (1) the principal of, and premium, if any, and interest, if any, on, and Additional Amounts, if any, with respect to, the debt securities of such series shall be duly and punctually paid in full when due, whether at stated maturity, upon acceleration or upon redemption or otherwise, and (2) all other obligations of the Operating Partnership to the holders of the debt securities of such series shall be paid in full when due or duly and punctually performed, as the case may be. The Guarantor’s obligations under its guarantee, if any, of the debt securities of any series will be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of the Guarantor, result in such guarantee constituting a fraudulent transfer or fraudulent conveyance.

Unless otherwise expressly provided in the applicable prospectus supplement, the Guarantor shall be released from its obligations under its guarantee of the debt securities of any series and its obligations under the indenture with respect to the debt securities of such series (i) if the Operating Partnership shall have effected legal defeasance (as defined below) with respect to the debt securities of such series as described below under the caption “—Discharge, Legal Defeasance and Covenant Defeasance—Legal Defeasance and Covenant Defeasance” or (ii) if the indenture shall have ceased to be of further effect with respect to the debt securities of such series upon compliance by the Operating Partnership with the provisions described below under the caption “—Discharge, Legal Defeasance and Covenant Defeasance—Satisfaction and Discharge,” provided that the Guarantor shall not be released from its obligations that, as described under the applicable such caption, survive such legal defeasance or discharge, as the case may be.

Ranking of Debt Securities and Guarantees

The debt securities of each series will be senior unsecured obligations of the Operating Partnership and will rank equally in right of payment with all of the Operating Partnership’s other existing and future senior unsecured indebtedness. The debt securities of each series will be effectively subordinated in right of payment to:

•	all of the Operating Partnership’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness);

•	all existing and future indebtedness, guarantees and other liabilities, whether secured or unsecured, of the Operating Partnership’s subsidiaries; and

•	all existing and future preferred equity interests not owned by the Operating Partnership, if any, in the Operating Partnership’s subsidiaries.

Although the Operating Partnership owns certain apartment communities directly, a substantial majority of the consolidated assets of the Operating Partnership and its consolidated subsidiaries are owned, and a substantial majority of the consolidated operating revenues of the Operating Partnership and its consolidated subsidiaries are generated, by the Operating Partnership’s subsidiaries, which may limit the Operating Partnership’s ability to make payments due in respect of the debt securities.

The Guarantor’s guarantee, if any, of the debt securities of any series will be a senior unsecured obligation of the Guarantor and will rank equally in right of payment with all existing and future senior unsecured indebtedness and all other senior unsecured guarantees of the Guarantor. The Guarantor’s guarantee, if any, of the debt securities of any series will be effectively subordinated in right of payment to:

•	all of the Guarantor’s existing and future mortgage indebtedness and other secured indebtedness and secured guarantees (to the extent of the value of the collateral securing such indebtedness and guarantees);

•	all existing and future indebtedness, guarantees and other liabilities, whether secured or unsecured, of the Guarantor’s subsidiaries; and

•	all existing and future preferred equity interests not owned by the Guarantor, if any, in the Guarantor’s subsidiaries.

The Guarantor owns no material assets other than its ownership interests in the Operating Partnership and, prior to September 2013, a small number of apartment communities that the Guarantor owned directly. In September 2013, the Guarantor contributed all of its assets, with the exception of its ownership interest in the Operating Partnership and certain bank accounts held directly by the Guarantor, to the Operating Partnership and MAA Arkansas REIT, LLC, a subsidiary of the Operating Partnership. As a result of this contribution, the Operating Partnership, together with its subsidiaries, holds substantially all of the consolidated assets of the Guarantor and generates substantially all of the consolidated revenues of the Guarantor. Additionally, this contribution reduced the Guarantor’s assets available to meet its obligations, including any payments it may be required to make under its guarantees, if any, of the debt securities. As a result, there can be no assurance that the Guarantor would be able to pay amounts due under its guarantees of any debt securities if it were required to do so.

The indenture does not prohibit the Operating Partnership, the Guarantor or any of their respective subsidiaries from incurring secured or unsecured indebtedness or from issuing equity interests to third parties and, although the prospectus supplement relating to any series of debt securities may describe certain covenants to be added to the indenture for the benefit of the debt securities of such series that limit the ability of the Operating Partnership and its subsidiaries to incur secured and unsecured indebtedness, those covenants will likely be subject to significant exceptions and the Operating Partnership and its subsidiaries will likely be able to incur substantial amounts of additional secured and unsecured indebtedness without violating those covenants.

Moreover, although any such covenants may limit the ability of the Operating Partnership and its subsidiaries to incur secured and unsecured indebtedness, none of those covenants will (unless otherwise expressly provided in the applicable prospectus supplement) apply to the Guarantor or its other subsidiaries (if any), which will therefore not be subject to any covenants under the indenture limiting their ability to incur secured and unsecured indebtedness and guarantees.

Redemption

If so provided in the applicable prospectus supplement, the debt securities of any series may be redeemable at the option of the Operating Partnership or may be subject to mandatory redemption as required by a sinking fund or otherwise. The applicable prospectus supplement will describe the terms regarding any optional or mandatory redemption; provided that, unless expressly provided in the applicable prospectus supplement, no series of debt securities will be subject to optional or mandatory redemption by the Operating Partnership or be entitled to the benefit of any sinking funds or analogous provision.

Certain Covenants

Except to the limited extent described below under “—Consolidation, Merger and Sales of Assets,” neither the terms of the debt securities of any series nor the indenture will contain any provisions that would give the holders of the debt securities of such series the right to require the Operating Partnership or the Guarantor to repurchase those debt securities, or otherwise afford holders of the debt securities of such series protection, in the event of (1) a highly leveraged or similar transaction involving the Operating Partnership or the Guarantor, (2) a change of control or management of the Operating Partnership or the Guarantor or (3) a reorganization, restructuring, merger or similar transaction involving the Operating Partnership or the Guarantor that may adversely affect the holders of such debt securities.

The indenture includes the following covenants. Additional covenants applicable to the debt securities of any series may be specified in the applicable prospectus supplement.

Existence. The indenture provides that, except as permitted by the provisions described below under “—Consolidation, Merger and Sale of Assets,” each of the Operating Partnership and the Guarantor shall do or cause to be done all things necessary (i) to preserve and keep in full force and effect its existence (corporate, partnership or other, as the case may be) and (ii) to preserve and keep in full force and effect its rights (under its charter, partnership agreement or other organizational documents, as the case may be, and its statutory rights), licenses and franchises; provided, however, that neither the Operating Partnership nor the Guarantor shall be required to preserve any such right, license or franchise if the Board of Directors (as defined below) of the Operating Partnership or the Board of Directors of the Guarantor, as the case may be, determines that the preservation thereof is no longer desirable in the conduct of the business of the Operating Partnership or the Guarantor, as the case may be.

Maintenance of Properties. The indenture provides that each of the Operating Partnership and the Guarantor will cause all of its material properties and the material properties of each of its Subsidiaries that are used or useful in the conduct of its business or the business of any of its Subsidiaries (as defined below) to be maintained and kept in good condition, repair and working order, normal wear and tear, casualty and condemnation excepted, and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof (and each of the Operating Partnership and the Guarantor may take out of service for a period of time any of its or its Subsidiaries’ properties that have been condemned or suffered any loss due to casualty in order to make such repairs, betterments and improvements), all as in its judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, notwithstanding anything in the indenture to the contrary, the Operating Partnership and the Guarantor may (i) discontinue the maintenance of any of such properties if such discontinuance is, in the reasonable judgment of the Operating Partnership and the Guarantor, desirable in the conduct of its business or the business of any Subsidiary of the Operating Partnership and not disadvantageous in any material respect to the holders of any debt securities outstanding under the indenture, (ii) remove, or cause their respective Subsidiaries to remove, permanently any property that has been condemned or suffered a loss due to casualty based on the Operating Partnership’s or the Guarantor’s, as the case may be, reasonable judgment that such removal is in the best interest of the Operating Partnership or the Guarantor, as the case may be, or (iii) sell or otherwise dispose of, or cause their respective Subsidiaries to sell or otherwise dispose of, for value any of their respective properties in the ordinary course of business.

Insurance. The indenture provides that each of the Operating Partnership and the Guarantor will, and will cause each of its Subsidiaries to, keep in force upon all of its insurable properties insurance policies carried with reputable companies in such amounts and covering such risks as is customary in the industry in which the Operating Partnership, the Guarantor and their respective Subsidiaries do business in accordance with prevailing market conditions and availability.

Additional Covenants. Any additional or different covenants or modifications to the foregoing covenants or to the provisions described below under “—Consolidation, Merger and Sale of Assets” with respect to any series of debt securities will be described in the applicable prospectus supplement.

Consolidation, Merger and Sale of Assets

The indenture provides that neither the Operating Partnership nor the Guarantor will, in any transaction or series of related transactions, consolidate or merge with or into any person or sell, lease, assign, transfer or otherwise convey all or substantially all of their respective assets to any person unless:

•	either (1) in the case of a merger, the Operating Partnership or the Guarantor, as the case may be, shall be the continuing person or (2)(i) the successor person (if other than the Operating Partnership or the Guarantor, as the case may be) formed by or resulting from such consolidation or into which the Operating Partnership or the Guarantor, as the case may be, is merged, or to which such sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Operating Partnership or the Guarantor, as the case may be, is made, shall be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, by a supplemental indenture executed by such successor person and the other parties to the indenture and delivered to the trustee, expressly assume, in the case of a transaction involving the Operating Partnership, the due and punctual payment of the principal of, premium, if any, and interest, if any, on, and all Additional Amounts, if any, payable in respect of, all the debt securities outstanding under the indenture and the due and punctual performance and observance of all of the Operating Partnership’s other obligations under the indenture and the debt securities outstanding under the indenture or, in the case of a transaction involving the Guarantor, the due and punctual payment of all amounts (including, without limitation, Additional Amounts, if any) payable under the Guarantor’s guarantees, if any, of the debt securities outstanding under the indenture and the due and punctual performance and observance of all of the Guarantor’s other obligations under the indenture and the Guarantor’s guarantees, if any, endorsed on the certificates evidencing any debt securities outstanding under the indenture and (ii) in the case of any such consolidation, merger, sale, lease, assignment, transfer or other conveyance involving the Operating Partnership, unless the Guarantor has become the successor person and has assumed the Operating Partnership’s obligations under the outstanding debt securities and the indenture as described above, the Guarantor shall, in such supplemental indenture, expressly agree that its obligations under its guarantees, if any, of the debt securities outstanding under the indenture and all of its other obligations under the indenture and the guarantees, if any, endorsed on the certificates evidencing any debt securities outstanding under the indenture shall remain in full force and effect notwithstanding such transaction;

•

immediately after giving effect to such transaction or series of related transactions, as the case may be, and treating any Debt (as defined below) or guarantee which becomes an obligation of the Operating

Partnership or any of its Subsidiaries as a result of such transaction as having been incurred by the Operating Partnership or such Subsidiary, as the case may be, at the time of such transaction, no Event of Default (as defined below), and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

•	the trustee shall have received the officer’s certificate and opinion of counsel called for by the indenture.

Notwithstanding the foregoing, any Subsidiary of the Operating Partnership may consolidate with, merge into or transfer all or part of its assets or properties to the Operating Partnership so long as such transaction complies with the provisions set forth in the first two bullet points of the preceding paragraph and, in case of any such consolidation or merger, the Operating Partnership is the continuing or successor person, and neither an officer’s certificate nor an opinion of counsel shall be required to be delivered in connection therewith.

Upon any consolidation by the Operating Partnership or the Guarantor with or merger of the Operating Partnership or the Guarantor into any person or any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Operating Partnership or the Guarantor to any person in accordance with the provisions of the indenture described above,

•	the successor person formed by or resulting from such consolidation or into which the Operating Partnership or the Guarantor, as the case may be, is merged or to which such sale, lease, assignment, transfer or other conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, the Operating Partnership or the Guarantor, as the case may be, under the indenture with the same effect as if such successor person had been named as the Operating Partnership or the Guarantor, as the case may be, under the indenture; and

•	except in the case of a lease, the predecessor person shall be released from all obligations and covenants under the indenture and, in the case of the Operating Partnership, the debt securities outstanding under the indenture or, in the case of the Guarantor, its guarantees, if any, of the debt securities outstanding under the indenture.

Certain Definitions

As used in the indenture, the following terms have the meanings set forth below:

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of such corporation or any committee thereof duly authorized to act for such corporation generally or in any particular respect under the indenture;

(2)	with respect to a partnership, the board of directors (or similar governing body) of a general partner of such partnership or any committee thereof duly authorized to act for such general partner generally or in any particular respect under the indenture or, if such general partner is a partnership or otherwise does not have a board of directors (or similar governing body), the board of directors (or similar governing body) of an indirect general partner of such partnership or any committee thereof duly authorized to act for such indirect general partner generally or in any particular respect under the indenture, in each case so long as such direct or indirect general partner, as the case may be, is duly authorized to act, in its capacity as direct or indirect general partner of such partnership, on behalf of such partnership generally or in any particular respect under the indenture;

(3)

with respect to a limited liability company, the board of directors (or any similar governing body) of such limited liability company or any committee thereof duly authorized to act for such limited liability company generally or in any particular respect under the indenture, or, if such limited liability company does not have a board of directors (or any similar governing body), the managing member or members of such limited liability company (if a natural person or natural persons) or, if such managing member or members are not natural persons, the board of directors (or similar governing body) of the direct or indirect managing member or members of such limited liability company or any committee thereof duly authorized to act for such direct or indirect managing member or members generally or in any particular respect under the indenture, in each case so long as such managing member or members, as the case may be, are duly authorized to act, in its or their capacity as managing member or members, as the case may be, of such limited liability company, on behalf of such limited liability company generally or in any particular respect under the indenture; and

(4)	with respect to any other person, the board of directors (or similar governing body) of such person or any committee thereof duly authorized to act for such person generally or in any particular respect under the indenture.

“Capital Stock” means, with respect to any person, any and all shares, interests, participations, rights or other equivalents (however designated) in the equity of such person (including, without limitation, (i) with respect to a corporation, common stock, preferred stock and any other capital stock, (ii) with respect to a partnership, partnership interests (whether general or limited), and (iii) with respect to a limited liability company, limited liability company interests).

“Debt” means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of (without duplication):

(1)	borrowed money or evidenced by bonds, notes, debentures or similar instruments,

(2)	indebtedness secured by any Lien on any property or assets owned by such person, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by the Board of Directors of such person or, if such person is a Subsidiary of the Operating Partnership, by the Board of Directors of the Operating Partnership) of the property subject to the Lien,

(3)	reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable, and

(4)	any lease of property by such person as lessee that is or is required to be reflected on such person’s balance sheet as a capitalized lease in accordance with GAAP,

in the case of items of indebtedness under (1) through (3) above to the extent that any such items (other than letters of credit) would appear as liabilities on such person’s balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any non-contingent obligation of such person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person of the type referred to in (1), (2), (3) or (4) above (it being understood that Debt shall be deemed to be incurred by such person whenever such person shall create, assume, guarantee (on a non-contingent basis), incur or otherwise become liable in respect thereof), provided, however, that the term “Debt” will not include any such indebtedness that has been the subject of an “in substance” defeasance in accordance with GAAP.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto, in each case as amended from time to time.

“GAAP” and “generally accepted accounting principles” mean such generally accepted accounting principles, as in effect from time to time, as used in the United States of America applied on a consistent basis.

“Lien” means any mortgage, deed of trust, trust deed, deed to secure debt, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.

“Person” and “person” mean any individual, corporation, company, partnership, association, limited liability company, business trust, joint venture, unincorporated organization, trust or government or any agency or political subdivision thereof.

“Significant Subsidiary” means, with respect to any person, any Subsidiary of such person which is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated by the SEC (as such Rule is in effect on the date of the indenture).

“Subsidiary” means, with respect to any person,

(1)	any corporation at least a majority of the total voting power of whose outstanding Voting Stock is owned or controlled, directly or indirectly, at the date of determination by such person and/or one or more other Subsidiaries of such person, and

(2)	any other person in which such person and/or one or more other Subsidiaries of such person, directly or indirectly, at the date of determination, (x) own or control at least a majority of the outstanding equity interests or (y) have the power to elect or direct the election of at least a majority of the directors, trustees or managing members of, or other persons holding similar positions with, such person.

“Voting Stock” means, with respect to any person, any class or series of Capital Stock of such person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of the directors, trustees or managing members of, or other persons holding similar positions with, such person.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an “Event of Default” with respect to the debt securities of any series is defined in the indenture as being:

•	default in the payment of any interest on, or any Additional Amounts, if any, payable in respect of any interest on, any of the debt securities of such series or any coupons appertaining thereto when such interest or such Additional Amounts, as the case may be, become due and payable, and continuance of such default for a period of 30 days; or

•	default in the payment of any principal of or premium, if any, on, or any Additional Amounts, if any, payable in respect of any principal of or premium, if any, on, any of the debt securities of such series when due (whether at stated maturity, upon redemption or otherwise and whether payable in cash or in shares of Capital Stock or other securities or property); or

•	default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any of the debt securities of such series; or

•	default in the performance or breach of any other covenant or warranty of the Operating Partnership or the Guarantor in the indenture (other than a covenant or warranty included in the indenture solely for the benefit of one or more series of debt securities other than that series) or in any debt security of that series or in any guarantee endorsed on the certificate evidencing any debt securities of that series, and continuance of such default or breach (without such default or breach having been waived as provided in the indenture) for a period of 60 days after notice has been given to the Operating Partnership by the trustee or to the Operating Partnership and the trustee by the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding; or

•

default under any bond, note, debenture, mortgage, indenture or other instrument under which there may be issued or outstanding or by which there may be secured or evidenced any indebtedness for money borrowed by the Operating Partnership or the Guarantor (or by any of their respective Subsidiaries, the repayment of which the Operating Partnership or the Guarantor has guaranteed or for which the Operating Partnership or the Guarantor is directly responsible or liable as obligor or guarantor) (in each case including a default with respect to any outstanding debt securities of any other series issued under the indenture), whether such indebtedness exists on the date of the indenture or shall be created, assumed or incurred thereafter, which results in such indebtedness being declared or otherwise becoming due and payable prior to the date on which it would otherwise have become due and payable, or which constitutes a failure to pay when due (after expiration of any applicable grace period) such indebtedness, in an aggregate principal amount in excess of $50,000,000, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within 30 days after notice has been given to the Operating Partnership by the trustee or to the Operating Partnership and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series; or

•	if the debt securities of that series are guaranteed by the Guarantor pursuant to the indenture, the Guarantor’s guarantee of the debt securities of that series ceases for any reason to be in full force and effect (except as contemplated by the terms of the indenture) or is held in any judicial proceeding before any court of competent jurisdiction to be unenforceable, or the obligations of the Guarantor under its guarantee of the debt securities of that series is denied or disaffirmed in writing by the Guarantor or any person acting on behalf of the Guarantor; or

•	specified events of bankruptcy, insolvency or reorganization with respect to the Operating Partnership, the Guarantor or any Significant Subsidiary of the Operating Partnership or the Guarantor; or

•	if the debt securities of that series are convertible into or exchangeable for shares of Capital Stock or other securities or property, default in the delivery of any such shares of Capital Stock or other securities or property when required to be delivered upon such conversion or exchange; or

•	any other Event of Default established for the debt securities of that series as set forth in the applicable prospectus supplement.

As used in the first bullet point of the immediately preceding paragraph, the reference to Additional Amounts payable in respect of any interest on any debt securities of the applicable series shall include any Additional Amounts that may be payable by the Guarantor in respect of its guarantee, if any, of the payment of interest on the debt securities of such series; and, as used in the second bullet point of the immediately preceding paragraph, the reference to Additional Amounts payable in respect of any principal of or premium, if any, on any of the debt securities of the applicable series shall include any Additional Amounts that may be payable by the Guarantor in respect of its guarantee, if any, of the payment of the principal of or premium, if any, on the debt securities of such series.

No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities.

The indenture provides that if an Event of Default with respect to any series of debt securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, such portion of the principal amount of such debt securities as may be specified in the terms of such debt securities, or if the debt securities of that series are indexed securities, such amount as the terms of such debt securities may provide shall be due and payable upon acceleration thereof, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. However, at any time after the declaration of acceleration of the debt securities of any series and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul such declaration of acceleration and its consequences if (1) the Operating Partnership (or, if the debt securities of such series are guaranteed by the Guarantor, the Operating Partnership or the Guarantor) has paid or deposited with the trustee money sufficient to pay (or, if the debt securities of such series are payable in Capital Stock or other property, Capital Stock or other property sufficient to pay) all overdue principal of, and premium, if any, and interest, if any, on, and Additional Amounts, if any, with respect to, the debt securities of such series which shall have become due otherwise than by such declaration of acceleration and certain other amounts specified in the indenture and (2) all Events of Default with respect to the debt securities of such series, other than the non-payment of the principal of, and premium, if any, and interest, if any, on, and any Additional Amounts with respect to, the debt securities of such series which shall have become due solely by such declaration of acceleration, shall have been waived as provided in the Indenture or cured.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all of the debt securities of that series, waive any past default under the indenture with respect to debt securities of that series and its consequences, except, among other things, a default in the payment of the principal of, or premium, if any, or interest, if any, on, or Additional Amounts, if any, in respect of, any debt securities of that series or under any guarantee of the debt securities of such series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected.

Subject to the provisions of the Trust Indenture Act requiring the trustee, during the continuance of an Event of Default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the trustee indemnity reasonably satisfactory to the trustee. Subject to the foregoing, holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to that series; provided that, among other things, (1) such direction does not conflict with any law or with the indenture and (2) the trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the rights of other holders of debt securities of such series not joining in such action.

The indenture provides that no holder of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, unless (1) such holder has previously given notice to the trustee of a continuing Event of Default with respect to the debt securities of such series, (2) the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series have requested the trustee to institute proceedings with respect to such Event of Default and have offered the trustee indemnity reasonably satisfactory to it against costs, expenses and liabilities to be incurred in compliance with such request, (3) the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceedings, and (4) no direction inconsistent with such request has been given to the trustee during such 60 day period by the holders of the majority in aggregate principal amount of the outstanding debt securities of that series.

Notwithstanding any other provision of the indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on, and Additional Amounts, if any, with respect to, that debt security on the respective due dates for those payments and to institute suit for enforcement of those payments, and this right shall not be impaired without the consent of the holder.

The indenture provides that, within 90 days after the occurrence of any default under the indenture with respect to the debt securities of any series, the trustee shall mail notice of such default known to the trustee to the holders of the debt securities of such series, unless such default has been cured or waived; provided, however, that, except in the case of, among other things, a default in the payment of the principal of, or premium, if any, or interest, if any, on, or Additional Amounts, if any, or any sinking fund installment, if any, with respect to, any debt security of such series or any guarantee thereof, the trustee may withhold such notice if it determines that withholding of such notice is in the best interests of the holders of such debt securities; and provided, further, that, in the case of a default in the performance of certain covenants with respect to the debt securities of such series, no such notice shall be given until at least 30 days after the occurrence thereof. The indenture requires the annual filing by the Operating Partnership and the Guarantor with the trustee of a certificate which states whether or not the Operating Partnership or the Guarantor is in compliance with the provisions of the indenture.

Modification, Waivers and Meetings

The indenture permits the Operating Partnership, the Guarantor and the trustee, with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series issued under the indenture and affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities of the applicable series or the guarantees, if any, of the debt securities of such series, or the rights of the holders of the debt securities of such series under the indenture. However, no modification or amendment of the indenture shall, without the consent of the holder of each outstanding debt security affected thereby, among other things:

•	change the stated maturity of any principal of, or premium, if any, or interest, if any, on or any Additional Amounts, if any, with respect to, any debt securities, or

•	reduce the principal of or any premium on any debt securities or reduce the rate of interest on any such debt security (or modify the calculation of interest on any such debt security except in a manner that increases such rate of interest), or reduce any Additional Amounts payable with respect to any such debt securities or any guarantees thereof, or change the obligations, if any, of the Operating Partnership or the Guarantor to pay Additional Amounts or reduce the amount payable upon redemption of any debt security or reduce the amount or change the time of payment of any amount payable under any guarantee of any debt securities, or

•	reduce the amount of the principal of any original issue discount securities or modify the calculation of the amount (except in a manner that increases the amount) of any indexed securities issued under the indenture payable at the stated maturity thereof or redemption thereof or that would be due and payable upon an acceleration of the stated maturity or that would be provable in bankruptcy, or

•	change any place where or the currency in which any debt securities issued under the indenture or any guarantee of such debt securities are payable, or

•	impair a holder’s right to institute suit for enforcement of payments due on any debt securities issued under the indenture on and after their stated maturities or, in the case of a redemption, on or after the redemption date, or

•	modify or affect the Guarantor’s guarantee, if any, of any debt security in any manner adverse to the holder of such debt security or release the Guarantor from any of its obligations under any such guarantee (except in accordance with the applicable provisions of the indenture); or

•	make any change that adversely affects the right, if any, to convert or exchange debt securities issued under the indenture for Capital Stock or other securities or property, or

•	reduce the percentage in aggregate principal amount of the outstanding debt securities of any series issued under the indenture whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of the indenture or specified defaults under the indenture and their consequences, or

•	reduce the requirements for a quorum or voting at a meeting of holders of the debt securities of any series issued under the indenture, or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the percentage of holders of debt securities of any series outstanding under the indenture required to effect that action or to provide that certain other provisions of the indenture may not be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

The indenture also contains provisions permitting the Operating Partnership, the Guarantor and the trustee, without the consent of the holders of any debt securities issued under the indenture, to modify or amend the indenture and the debt securities of any series issued under the indenture and the guarantees, if any, of the debt securities of any such series, among other things:

•	to evidence the succession of another person to the Operating Partnership or the Guarantor under the indenture and, if any such successor to the Operating Partnership is not a limited partnership or any such successor to the Guarantor is not a corporation, to make such changes in phraseology but not in substance (provided that no such change shall adversely affect the interests of the holders of any debt securities outstanding under the indenture) as may be necessary or appropriate to accommodate such change in type of entity,

•	to add to the covenants of the Operating Partnership or the Guarantor for the benefit of the holders of all or any series of debt securities issued under the indenture or to surrender any right or power conferred upon the Operating Partnership or the Guarantor with respect to all or any series of debt securities issued under the indenture,

•	to add to the Events of Default for the benefit of the holders of all or any series of debt securities issued under the indenture,

•	to add to or change any provisions of the indenture to accommodate or facilitate the issuance of bearer securities,

•	to establish the form or terms of debt securities of any series issued under the indenture and any related guarantees and any related coupons,

•	to comply with the Trust Indenture Act,

•	to cure any ambiguity or correct or supplement any provision in the indenture that may be defective or inconsistent with other provisions in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture that shall not be inconsistent with the indenture, provided that, in each case, such action shall not adversely affect the interests of the holders of any debt securities outstanding under the indenture in any material respect,

•	to amend or supplement any provision contained in the indenture or in any supplemental indenture or in any debt securities issued under the indenture or any guarantees endorsed on the certificates evidencing any debt securities, including, without limitation, to eliminate any such provision, provided that such amendment or supplement does not apply to any outstanding debt security (or to any guarantee endorsed on the certificate evidencing such debt security) issued prior to the date of the supplemental indenture effecting such amendment or supplement, as the case may be, and entitled to the benefits of such provision,

•	to secure, or add guarantees or additional guarantees or one or more guarantors or additional guarantors (which may include, without limitation, Subsidiaries of the Operating Partnership or the Guarantor) with respect to, the debt securities of all or any series issued under the indenture, and, in the case of any such guarantees or guarantors, to establish the form and terms of such guarantees and to make such changes to the indenture and/or the guarantees endorsed on the debt securities of all or any applicable series to accommodate or provide for any such guarantees and/or guarantors of the debt securities of such series, which changes may include, without limitation, changes to provide that any of the Guarantor’s guarantees of the debt securities of any series and any such additional guarantees shall be joint and several, to add Events of Default relating to such guarantors or guarantees, to add any covenants relating to such guarantors and to provide for the circumstances under which such guarantors shall be released of their respective obligations under such guarantees and the indenture,

•	to evidence the release of the Guarantor from its guarantee, if any, of the debt securities of any series and its obligations under the indenture with respect to the debt securities of such series in accordance with the applicable provisions of the indenture,

•	to provide for the acceptance of the appointment by a successor trustee with respect to the debt securities of one or more series or to provide for or facilitate the administration of the trusts under the indenture by more than one trustee,

•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate legal defeasance, covenant defeasance or satisfaction and discharge of any series of debt securities issued under the indenture, provided that such action will not adversely affect the interests of the holders of the debt securities of any series issued under the indenture in any material respect,

•	to provide the holders of the debt securities of any series issued under the indenture with the right to convert such debt securities into or exchange such debt securities for Capital Stock or other securities or property or to safeguard or provide for such conversion or exchange rights, if any, of any such series of debt securities in the event of any reclassification or other change in any Capital Stock or other securities or property into which such debt securities are convertible or for which such debt securities are exchangeable or any merger, consolidation or certain other transactions involving the issuer of such Capital Stock or other securities, or

•	to conform the terms of the indenture (insofar as it applies to any series of debt securities issued under the indenture) or the terms of the debt securities of any series issued under the indenture or of the guarantees, if any, of the debt securities of any series issued under the indenture to the description thereof contained in any prospectus, prospectus supplement or similar offering document used in connection with the initial offering and sale of such debt securities to investors in a public or private offering, as evidenced by an officer’s certificate delivered to the applicable trustee.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may waive compliance by the Operating Partnership or the Guarantor with some of the covenants in the indenture, including the covenants described above under “—Certain Covenants” and such other covenants, if any, as the prospectus supplement relating to the debt securities of such series expressly provides may also be waived by the holders of at least a majority in aggregate principal amount of the outstanding debt securities of such series.

The indenture contains provisions for convening meetings of the holders of a series of debt securities of any series issued under the indenture. A meeting may be called at any time by the trustee and also, upon request, by the Operating Partnership or the holders of at least 10% in principal amount of the outstanding debt securities of a series. Notice of a meeting must be given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of at least a majority in principal amount of the outstanding debt securities of the applicable series; provided that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less or more than a majority, in principal amount of the outstanding debt securities of a series must be adopted by the affirmative vote of the holders of at least that specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series and the related coupons, if any, and the related guarantees, if any, endorsed on the certificates evidencing the debt securities of such series. The quorum at any meeting of the holders of the debt securities of any series called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of such series, subject to exceptions.

Discharge, Legal Defeasance and Covenant Defeasance

Satisfaction and Discharge. Unless otherwise provided in the applicable prospectus supplement, upon the direction of the Operating Partnership, the indenture shall cease to be of further effect with respect to any series of debt securities issued under the indenture specified by the Operating Partnership, subject to the survival of specified provisions of the indenture, including the obligation, if any, to pay Additional Amounts with respect to the debt securities of such series, when:

(1)	either

•	all outstanding debt securities of that series and, in the case of bearer securities, all related coupons, have been delivered to the trustee for cancellation, subject to exceptions, or

•	all debt securities of that series and, if applicable, any related coupons have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year (provided that, in the case of any such redemption, the Operating Partnership shall have given the trustee irrevocable instructions to redeem all outstanding debt securities of that series on a redemption date within one year and, unless notice of redemption shall have been previously given to the holders of all of the outstanding debt securities of such series as and when required by the terms of such debt securities and the indenture, to give notice of such redemption to the holders of the outstanding debt securities of such series as and when required by the terms of the debt securities of such series and the indenture), and in each case the Operating Partnership has irrevocably deposited with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which the debt securities of that series are payable in an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series not theretofore delivered to the trustee for cancelation, including:

•	the principal of, and premium, if any, and interest, if any, on,

•	if (x) the debt securities of that series provide for the payment by the Operating Partnership of Additional Amounts upon the occurrence of specified events of taxation, assessment or governmental charge and (y) the amount of any such Additional Amounts is at the time of deposit determinable by the Operating Partnership, in the exercise of its reasonable discretion, such Additional Amounts, and

•	any mandatory sinking fund or analogous payments on,

the debt securities of that series, in each case to the date of the deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date, as applicable, of the debt securities of that series, as the case may be,

(2)	the Operating Partnership has paid all other sums payable under the indenture with respect to the debt securities of that series, including the reasonable fees and expenses of the trustee; and

(3)	the trustee has received an officer’s certificate and an opinion of counsel called for by the indenture.

In the event that the Operating Partnership effects satisfaction and discharge with respect to any series of debt securities that are guaranteed by the Guarantor pursuant to the indenture, the Guarantor shall be released from its guarantee of the debt securities of such series and its other obligations under the indenture with respect to the debt securities of such series, except that certain obligations of the Guarantor under its guarantee of, and under the indenture with respect to, the debt securities of such series shall survive such satisfaction and discharge and remain in full force and effect, including: (1) the Guarantor’s guarantee of the payment of Additional Amounts, if any, payable by the Operating Partnership in respect of the debt securities of such series, (2) the Guarantor’s guarantee of all of the Operating Partnership’s other obligations with respect to the debt securities of such series that survive such satisfaction and discharge, and (3) the Guarantor’s obligation, if any, to pay Additional Amounts in respect of any amounts payable under its guarantees of such debt securities.

Legal Defeasance and Covenant Defeasance. Unless otherwise provided in the applicable prospectus supplement, the Operating Partnership may elect with respect to any series of debt securities either:

•	to defease and for the Operating Partnership and the Guarantor to be discharged from any and all of their respective obligations with respect to the debt securities of such series and the related guarantees, if any, (“legal defeasance”), except for, among other things:

1.	the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment or governmental charge with respect to the debt securities of that series or any guarantees thereof,

2.	the obligations to register the transfer or exchange of the debt securities of that series,

3.	the obligation to replace temporary or mutilated, destroyed, lost or stolen debt securities of that series,

4.	the obligation to maintain an office or agency in respect of the debt securities of that series,

5.	the obligation to hold moneys for payment of the debt securities of that series in trust, and

6.	the obligation, if applicable, to exchange or convert the debt securities of that series into Capital Stock or other securities or property in accordance with their terms, or

•	for the Operating Partnership and the Guarantor to be released, solely with respect to the debt securities of that series, from their respective obligations under the covenants described above under “—Certain Covenants” (other than the covenants of each of the Operating Partnership and the Guarantor to do or cause to be done all things necessary to preserve and keep in full force and effect its existence (except as permitted by the provisions described above under “—Consolidation, Merger and Sale of Assets”)) and under such other covenants, if any, as the prospectus supplement relating to the debt securities of such series expressly provides are also subject to release under such circumstances (“covenant defeasance”), and thereafter any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to that series of debt securities.

In the event of legal defeasance (but not covenant defeasance) with respect to the debt securities of any series that are guaranteed by the Guarantor pursuant to the indenture, the Guarantor shall be released from its guarantee of the debt securities of such series and its other obligations under the indenture with respect to the debt securities of such series, except that certain obligations of the Guarantor under its guarantee of, and under the indenture with respect to, the debt securities of such series shall survive such legal defeasance and remain in full force and effect, including: (1) the Guarantor’s guarantee of the payment of Additional Amounts, if any, payable by the Operating Partnership in respect of the debt securities of such series, (2) the Guarantor’s guarantee of all of the Operating Partnership’s other obligations with respect to the debt securities of such series that survive such legal defeasance, and (3) the Guarantor’s obligation, if any, to pay Additional Amounts in respect of any amounts payable under its guarantees of such debt securities.

In order to effect legal defeasance or covenant defeasance, the Operating Partnership must irrevocably deposit with the trustee, or other qualifying trustee, (1) an amount in U.S. dollars or in the foreign currency in which the debt securities of the applicable series are payable at stated maturity or, if applicable, upon redemption, and/or (2) Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and premium, if any, and interest, if any, on the debt securities of such series, and, if (x) the debt securities of that series provide for the payment by the Operating Partnership of Additional Amounts upon the occurrence of specified events of taxation, assessment or governmental charge and (y) the amount of any such Additional Amounts is at the time of deposit determinable by the Operating Partnership, in the exercise of its reasonable discretion, such Additional Amounts, and any mandatory sinking fund or analogous payments on that series of debt securities, in each case on the due dates for those payments, whether at stated maturity, upon redemption or otherwise.

Legal defeasance or covenant defeasance with respect to any series of debt securities shall only be effective if, among other things:

•	it shall not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which the Operating Partnership or the Guarantor or any of their respective Subsidiaries is a party or is bound;

•	in the case of legal defeasance, the Operating Partnership shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee stating that, (A) since the date of the indenture, there has been change in applicable U.S. federal income tax law or (B) the Operating Partnership has received from or there has been published by the Internal Revenue Service a ruling, in either case to the effect that, and based on that change in law or ruling the opinion of counsel shall confirm that, the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

•	in the case of covenant defeasance, the Operating Partnership shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•	if the cash and/or Government Obligations deposited are sufficient to pay the outstanding debt securities of such series provided that those debt securities are redeemed on a particular redemption date, the Operating Partnership shall have given the trustee irrevocable instructions to redeem all outstanding debt securities of such series on such date and, unless notice of redemption shall have been previously given to the holders of all of the outstanding debt securities of such series as and when required by the terms of such debt securities and the indenture, to give notice of such redemption to the holders of the outstanding debt securities of such series as and when required by the terms of the debt securities of such series and the indenture); and

•	no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to debt securities of such series shall have occurred and be continuing on the date of the deposit into trust and, solely in the case of legal defeasance, no Event of Default arising from specified events of bankruptcy, insolvency or reorganization with respect to the Operating Partnership, the Guarantor or any Significant Subsidiary of the Operating Partnership or the Guarantor or event which, with notice or lapse of time or both, would become an Event of Default arising from any of those events shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust.

In the event the Operating Partnership effects covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any Event of Default, other than an Event of Default with respect to those covenants as to which covenant defeasance has occurred (and which are therefore no longer applicable to the debt securities of that series), the amount of monies and/or Government Obligations deposited with the trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that Event of Default. However, the Operating Partnership would remain liable to make payment of those amounts due at the time of acceleration and, if the Guarantor has guaranteed the debt securities of such series, the Guarantor would remain liable under its guarantee of such debt securities.

Unless otherwise provided in the applicable prospectus supplement, if after the Operating Partnership has deposited funds and/or Government Obligations to effect satisfaction and discharge, legal defeasance or covenant defeasance with respect to debt securities of any series,

(A)	the holder of any debt security of that series is entitled to, and does, elect under the indenture or the terms of that debt security to receive payment in a currency other than the currency in which the deposit has been made, or

(B)	a Conversion Event, as defined below, occurs in respect of the foreign currency, if applicable, in which the deposit has been made,

the indebtedness represented by that debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of and premium, if any, and interest, if any, on, and Additional Amounts, if any, payable in respect of, that debt security as they become due out of the proceeds yielded by converting the amount deposited in respect of that debt security into the currency in which that debt security becomes payable as a result of the election or Conversion Event, as the case may be, based on (x) in the case of payments made under clause (A) above, the applicable market exchange rate for the foreign currency in effect on the second business day before the payment date or (y) with respect to a Conversion Event, the applicable market exchange rate for the foreign currency in effect, as nearly as feasible, at the time of the Conversion Event.

“Conversion Event” means the cessation of use of:

•	a foreign currency both by the government of the country or the confederation which issued that foreign currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, or

•	any currency unit or composite currency for the purposes for which it was established.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting satisfaction and discharge, legal defeasance or covenant defeasance with respect to the debt securities of a particular series.

Governing Law

The indenture, the debt securities and the guarantees, if any, endorsed on the certificates evidencing any debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

The Trust Indenture Act and the indenture limit the rights of the trustee, if the trustee becomes a creditor of the Operating Partnership or the Guarantor, to obtain payment of claims or to realize on property received by it in respect of those claims, as security or otherwise. The trustee is permitted to engage in other transactions with the Operating Partnership and the Guarantor and their respective subsidiaries from time to time. However, if the trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an Event of Default under the indenture, or else resign as trustee thereunder.

Book-Entry Debt Securities

The debt securities of any series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities of any series will be deposited with, or on behalf of, a depositary. The depositary will be DTC unless another depositary is identified in the applicable prospectus supplement relating to the series. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form; provided that, unless otherwise specified in the applicable prospectus supplement, global debt securities will be issued in permanent, registered form without coupons. A global debt security may not be transferred except as a whole by the depositary to its nominee or by such nominee to such depositary or another nominee of such depositary, or by such depositary or such nominee to a successor depositary or to a nominee of the successor depositary.

Unless otherwise provided in the applicable prospectus supplement, the global debt securities of any series will be deposited with, or on behalf of, DTC and will be registered in the name of DTC’s nominee, Cede & Co. The Operating Partnership anticipates that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or different depository arrangements may be described in the applicable prospectus supplement.

The Operating Partnership understands that DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants (as defined below) of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ (as defined below) accounts, which eliminates the need for physical movement of securities certificates. Entities that have accounts with DTC (“direct participants”) include securities brokers and dealers (which may include brokers and dealers involved in the offering and sale of debt securities pursuant to the applicable prospectus supplement), banks, trust companies, clearing corporations and other organizations. DTC is a subsidiary of The Depository Trust & Clearing Corporation. Access to the DTC system is also available to others (“indirect participants”) that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants (collectively, “participants”) are on file with the SEC.

Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of the actual beneficial owner of a debt security is in turn recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in global debt securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive physical certificates representing the debt securities except in the limited circumstances described below.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC or a custodian for DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of global debt securities with DTC or a custodian for DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the global debt securities. DTC has no knowledge of the actual beneficial owners of the global debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts the global debt securities are credited. Those direct participants may or may not be the beneficial owners. The identity of the beneficial owners of global debt securities are reflected in the records of the direct or indirect participants through which they purchased the debt securities.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices for global debt securities will be sent to DTC or its nominee. If less than all of the global debt securities of a series are being redeemed, DTC will reduce the amount of the interest of each direct participant in the debt securities under its procedures.

In any case where a consent or vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote the global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to the Operating Partnership as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy.

Payments of principal of and premium, if any, and interest, if any, on the global debt securities will be made to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payment on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in “street name.” Those payments will be the responsibility of participants and not of DTC, the Operating Partnership or the Guarantor, subject to any legal requirements in effect from time to time. Payment of principal, premium, if any, and interest, if any, to Cede & Co. is the responsibility of the Operating Partnership, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, a beneficial owner of an interest in a global debt security will not be entitled to have debt securities registered in its name and will not receive a physical certificate representing such debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its direct and indirect participants to exercise any rights under the debt securities or the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in certificated form. These laws may impair the ability of investors to transfer or pledge beneficial interests in global debt securities.

DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. None of the Operating Partnership, the Guarantor or any trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC. Unless otherwise expressly stated in the applicable prospectus supplement, beneficial owners of interests in global debt securities of any series will not receive physical certificates representing those debt securities; provided, however, if:

(1)	DTC notifies the Operating Partnership that it is unwilling or unable to continue as a depositary for the global debt securities of such series or DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days of such notification or of the Operating Partnership becoming aware of DTC’s ceasing to be so registered, as the case may be,

(2)	the Operating Partnership determines, in its sole discretion, not to have the debt securities of such series represented by one or more global debt securities, or

(3)	an Event of Default under the indenture has occurred and is continuing with respect to the debt securities of such series and the beneficial owners owning a majority in aggregate principal amount of the debt securities of such series represented by the global debt securities of such series advise DTC to cease acting as depositary for such global debt securities, the Operating Partnership will prepare and deliver certificates for the debt securities of such series in exchange for beneficial interests in the global debt securities. Any beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global debt securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in the global debt securities of the applicable series through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective depositaries, which in turn will hold such interests in accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global debt securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global debt securities held through those systems only on days and at times when those systems are open for business. Those systems may not be open for business on days or at times when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, investors who hold their interests in the global debt securities through Clearstream or Euroclear and wish on a particular day to transfer or receive interests in global debt securities, receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Clearstream or Euroclear may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

The Operating Partnership and the Guarantor obtained the information in this section and elsewhere in this prospectus concerning DTC, Clearstream and Euroclear and their book-entry systems from sources that the Operating Partnership and the Guarantor believe to be reliable, but neither the Operating Partnership nor the Guarantor take any responsibility for the accuracy of this information.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should review the discussion appearing in Exhibit 99.1 to MAA’s Current Report on Form 8-K filed with the SEC on September 16, 2013, which is incorporated by reference in this prospectus, for a summary of material U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock and MAA’s election to be taxed as a REIT for U.S. federal income tax purposes. The discussion in Exhibit 99.1 to the foregoing Current Report on Form 8-K is for general information only and does not constitute tax advice.

It does not reflect every possible tax outcome or consequence that could result from owning our common stock or from MAA’s election to be taxed as a REIT. In addition, it does not reflect state, local or non-U.S. tax consequences that may apply to you based on your particular circumstances and residence. A discussion of certain U.S. federal income tax consequences of the purchase, ownership and disposition of other securities offered hereby, if applicable, may be set forth in the applicable prospectus supplement covering such securities. We advise you to consult your own tax advisors to determine the tax consequences particular to your situation, including any applicable state, local or foreign income and other tax consequences, which may result from your ownership of the securities described in this prospectus and any applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities from time to time in one or more transactions, including block transactions and transactions on the New York Stock Exchange or on a delayed or continuous basis, in each case, through agents, underwriters or dealers, directly to one or more purchasers, through a combination of any of these methods of sale, or in any other manner, as provided in the applicable prospectus supplement. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. We will identify the specific plan of distribution, including any underwriters or agents and their compensation, in the applicable prospectus supplement.

If we use underwriters for a sale of securities, the underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or under delayed delivery contracts or other contractual commitments. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions (which may be changed from time to time) from the underwriters and/or from the purchasers of such securities. Any underwriting discounts or commissions to be paid by us to underwriters in connection with any offering of the securities and any discounts, concessions or commissions allowed by underwriters to participating dealers will be set forth in the applicable prospectus supplement.

Offers to purchase the securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

If a dealer is utilized in the sale of the securities, we may sell such securities to the dealer, as principal. Unless otherwise specified in the applicable prospectus supplement, the dealer may then resell such securities at varying prices to be determined by such dealer at the time of resale. The name of the dealer and any compensation payable by us to the dealer will be set forth in the prospectus supplement relating thereto.

Offers to purchase the securities may be solicited directly by us and sales thereof may be made by us directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction prices, if utilized, will be described in the prospectus supplement relating thereto.

Agents, underwriters and dealers may be entitled under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, and any such agents, underwriters or dealers or their affiliates may engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we may authorize agents, dealers and underwriters to solicit offers by certain institutions to purchase debt securities from us pursuant to delayed delivery contracts, or the “Contracts,” providing for payment and delivery on the date stated in the prospectus supplement. Such Contracts will be subject to conditions set forth in the applicable prospectus supplement. Those agents, dealers or underwriters, as the case may be, will not be responsible for the validity or performance of any Contracts. We will set forth in the applicable prospectus supplement the price to be paid for the debt securities under the Contracts and the commissions payable by us to any agents, dealers or underwriters, as applicable, for solicitation of the Contracts.

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus or any prospectus supplement will be passed upon for us by Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, Memphis, Tennessee. In addition, the description of U.S. federal income tax consequences contained in this prospectus is based on the opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of or agents for such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The consolidated financial statements of Mid-America Apartment Communities, Inc. appearing in Mid-America Apartment Communities, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2012, including the schedule appearing therein, and the effectiveness of Mid-America Apartment Communities, Inc.’s internal control over financial reporting as of December 31, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Mid-America Apartments, L.P. as of December 31, 2012 and 2011 and for the three years ended December 31, 2012 appearing in Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed with the SEC on March 22, 2013 and containing information relating to Mid-America Apartments, L.P. under items 8.01 and 9.01 of such form (being the first of two Current Reports on Form 8-K filed by Mid-America Apartment Communities, Inc. on such date), including the schedule appearing therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The statements of revenues and certain operating expenses of certain acquired properties, appearing in MAA’s Current Report on Form 8-K filed with the SEC on March 22, 2013 and containing information under items 2.01 and 9.01 of such form (being the second of two Current Reports on Form 8-K MAA filed on March 22, 2013) have been audited by Watkins Uiberall, PLLC, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated in this prospectus by reference. Such statements of revenues and certain operating expenses are incorporated by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may request copies of these documents, upon payment of a copying fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public on the SEC internet site at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Certain information about us is “incorporated by reference” to reports and exhibits we file with the SEC that are not included in this prospectus. We disclose important information to you by referring you to these documents. Any statement contained in this prospectus, any prospectus supplement or a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus and any applicable prospectus supplement to the extent that a statement contained in this prospectus, an applicable prospectus supplement or free writing prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below that we have filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

•	Quarterly Report on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013; and

•	Current Reports on Form 8-K, filed on February 22, 2013, February 25, 2013, March 15, 2013, March 22, 2013 (two Current Reports), May 23, 2013, May 24, 2013, June 3, 2013 (two Current Reports), June 18, 2013, August 2, 2013, August 9, 2013 and September 16, 2013.

All documents that MAA or MAALP, as the case may be, file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus and prior to the termination of the offering made pursuant to this prospectus are also incorporated herein by reference and will automatically update and, to the extent described above, supersede information contained or incorporated by reference in this prospectus and previously filed documents that are incorporated by reference in this prospectus. However, anything herein to the contrary notwithstanding, no document, exhibit or information or portion thereof that MAA or MAALP, as the case may be, has “furnished” or may in the future “furnish” to (rather than “file” with) the SEC, including, without limitation, any document, exhibit or information filed pursuant to Item 2.02 or Item 7.01 of Form 8-K, shall be incorporated by reference into this prospectus.

You may request a copy of these filings, at no cost (other than exhibits and schedules to such filings, unless such exhibits or schedules are specifically incorporated by reference into this prospectus), by writing or calling us at the following address: Investor Relations Department, Mid-America Apartment Communities, Inc., 6584 Poplar Avenue, Memphis, Tennessee 38138, (901) 435-5371.

The statements that we make in this prospectus, in any related prospectus supplement or free writing prospectus or in any document incorporated by reference in this prospectus about the contents of any instrument, agreement or other document do not purport to be complete, and are subject to, and qualified in their entirety by reference to, the full text of those instruments, agreements and other documents. Certain such instruments, agreements and other documents may have been or may be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated by reference herein and, in that case, copies thereof may be obtained as described above under “Where You Can Find More Information.”

Up to 4,500,000 shares

Mid-America Apartment Communities, Inc.

Common stock

Prospectus supplement

J.P. Morgan

BMO Capital Markets

KeyBanc Capital Markets

UBS Investment Bank

November 19, 2013

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus or subsequent prospectus supplement we may provide you in connection with this offering. We have not authorized anyone to provide you with different or additional information. We are offering to sell, and seeking offers to buy, the shares of common stock only in jurisdictions where the offers or sales are permitted. The information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or subsequent prospectus supplement we may provide you in connection with this offering and the documents incorporated by reference into the accompanying prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of the shares of common stock.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the shares of common stock or possession or distribution of this prospectus supplement and the accompanying prospectus in such jurisdictions. Persons who come into possession of this prospectus supplement and the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.